UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LANDS’ END, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDS’ END, INC.

1 Lands’ End Lane

Dodgeville, Wisconsin 53595

April 17, 2015

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Lands’ End, Inc. (the “Company” or “Lands’ End”) on Friday, June 5, 2015. The meeting will begin at 9:00 a.m. (Central time) in the Comer Center, 3 Lands’ End Lane, Dodgeville, Wisconsin, 53595.

We are furnishing proxy materials to our stockholders over the Internet, which we believe expedites stockholders’ receipt of proxy materials, while also lowering the costs that the Company incurs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please read the Proxy Statement and vote your shares Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).

Admission to the 2015 Annual Meeting

An Admission Ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Lands’ End common stock as of the close of business on April 7, 2015 will be entitled to attend the Annual Meeting. We strongly urge you to obtain your Admission Ticket in advance by following the instructions on page 4 of the Proxy Statement. Requests for Admission Tickets must be made no later than May 29, 2015.

Registration will begin at 7:45 a.m. and seating will begin at 8:00 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

Federica Marchionni President and Chief Executive Officer

Lands’ End, Inc.

1 Lands’ End Lane

Dodgeville, Wisconsin 53595

Notice of 2015 Annual Meeting of Stockholders

Date:	June 5, 2015
Time:	9:00 a.m. Central time
Place:	Lands’ End, Inc.
Comer Center
3 Lands’ End Lane
Dodgeville, Wisconsin 53595

Please attend the first Annual Meeting of Stockholders of Lands’ End, Inc. (the “Company,” “our company,” “we,” “our,” or “us”) to:

1.	Elect the seven director nominees named in the accompanying Proxy Statement;

2.	Hold a non-binding advisory vote to approve the compensation of our named executive officers;

3.	Hold a non-binding advisory vote on the frequency of the stockholder vote on the compensation of our named executive officers;

4.	Approve the Lands’ End, Inc. Umbrella Incentive Program (As Amended and Restated);

5.	Approve the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated);

6.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

7.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is April 7, 2015. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

On or about April 20, 2015 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 7, 2015 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

By Order of the Board of Directors.

Dorian R. Williams Senior Vice President, General Counsel, and Corporate Secretary

April 17, 2015

PROXY STATEMENT

The accompanying proxy is being solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 5, 2015. On or about April 20, 2015 the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about April 20, 2015.

Important Notice Regarding the Availability of Proxy Materials

for the 2015 Annual Meeting of Stockholders

The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended January 30, 2015 are available at www.proxyvote.com.

QUESTIONS AND ANSWERS

Q.	Why is Lands’ End distributing this Proxy Statement?

A.	Our Board of Directors is soliciting proxies for use at the Lands’ End 2015 Annual Meeting (the “Annual Meeting”) to be held on Friday, June 5, 2015, beginning at 9:00 a.m. Central Time, in the Comer Center, 3 Lands’ End Lane, Dodgeville, Wisconsin, 53595. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the matters to be voted upon at the Annual Meeting. This will be our first annual meeting of stockholders since our separation from Sears Holdings Corporation.

Q.	How was Lands’ End, Inc. separated from Sears Holdings Corporation?

A.	On April 4, 2014, Sears Holdings Corporation (“Sears Holdings”) distributed 100% of the issued and outstanding shares of Lands’ End common stock to Sears Holdings stockholders as of March 24, 2014, the record date for the distribution (the “Separation”). Following the Separation, Lands’ End began operating as a separate, publicly traded company.

Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.	In accordance with rules and regulations adopted by the of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials, including this Proxy Statement and the Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to most of our stockholders instructing them as to how to access and review the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q.	What will stockholders be asked to do at the Annual Meeting?

A.	At the Annual Meeting, our stockholders will be asked to:

•	elect the seven director nominees named in this Proxy Statement to the Board of Directors;

•	hold a non-binding advisory vote to approve the compensation of our named executive officers (as identified under “Executive Compensation”);

•	hold a non-binding advisory vote on the frequency of the stockholder vote on the compensation of our named executive officers;

•	approve the Lands’ End, Inc. Umbrella Incentive Program (As Amended and Restated) (the “Umbrella Program”);

•	approve the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated) (the “Stock Plan”);

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015; and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q.	What does it mean to vote by proxy?

A.	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of seven nominees for director;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;

•	FOR the approval, on a non-binding advisory basis, of holding an advisory vote on the compensation of our named executive officers every year;

•	FOR the approval of the Umbrella Program;

•	FOR the approval of the Stock Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015.

Q.	Who is entitled to vote?

A.	Only holders of our common stock at the close of business on April 7, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 31,956,521 shares of our common stock outstanding on the Record Date.

Q.	How do I cast my vote?

A.	If you hold your shares directly in your own name, you are a “registered stockholder” and can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail) or vote in person at the Annual Meeting. If your shares are held in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q.	How do I vote by telephone or through the Internet?

A.	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the Notice or in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q.	Who will count the vote?

A.	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q.	Can I change my vote after I have voted?

A.

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Secretary at Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: General Counsel and Corporate Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting.

Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Q.	Can I revoke a proxy?

A.	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Secretary at the address listed in the answer to the previous question, or by voting in person at the meeting. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present.

Q.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A.	It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 30170, College Station, TX 77842 (1-866-627-2096). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q.	What is a quorum?

A.	A majority of the outstanding shares entitled to vote, being present or represented by proxy at the Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q.	How many votes are needed to approve each of the proposals?

A.	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the seven nominees who receive the most affirmative votes will be elected as directors.

Item 2: Approval of the compensation of our named executive officers on a non-binding advisory basis requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: A plurality of the votes duly cast is required for the non-binding advisory approval of the frequency of stockholder votes on the compensation of our named executive officers. This means that the frequency option that receives the most affirmative votes of all the votes cast is the one that will be deemed approved by the stockholders.

Item 4: Approval of the Umbrella Program requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 5: Approval of the Stock Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 6: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q.	How are votes counted?

A.

Under Delaware law and our Certificate of Incorporation, as amended and restated, and Bylaws, all votes entitled to be cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against,” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve the compensation of our named executive officers, (2) approve the Umbrella Program and the Stock Plan, and (4) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q.	What is the effect of an abstention?

A.	The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has no effect on the outcome of the vote on the frequency of stockholder votes on the compensation of our named executive officers. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” all other proposals.

Q.	How will votes be counted on shares held through brokers?

A.	If you are a street-name stockholder and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the approval of the Umbrella Program, the Stock Plan, or the advisory proposals to approve the compensation of our named executive officers and the frequency of stockholder votes on the compensation of our named executive officers unless the brokers receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, assuming that a quorum is obtained.

Q.	Who may attend the Annual Meeting?

A.	Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis.

If you plan to attend the meeting, you will be required to present an Admission Ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport). We strongly urge you to obtain your Admission Ticket in advance by accessing www.proxyvote.com and following the instructions provided (you will need the 16 digit number included on your proxy card, voter instruction form or Notice).

Requests for Admission Tickets will be processed in the order in which they are received and must be requested no later than May 29, 2015. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.

Alternatively, the following documents will be accepted in lieu of an Admission Ticket for those stockholders of record who are unable to obtain an Admission Ticket in advance of the Annual Meeting:

•	If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, you may use that Notice as your Admission Ticket.

•	If your Lands’ End shares are registered in your name and you received your proxy materials by mail, you may use the Admission Ticket attached to your proxy card at the Annual Meeting.

•	If your Lands’ End shares are held in a bank or brokerage account, you may use a recent bank or brokerage statement showing that you owned shares of Lands’ End common stock on April 7, 2015, or a proxy or signed letter from your broker or other nominee confirming ownership of Lands’ End shares as of the Record Date.

Q.	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A.	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing links to our Annual Report on Form 10-K and the Proxy Statement for our 2016 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our `company incurs in connection with the solicitation of proxies.

Q.	What is “householding”?

A.	Lands’ End will adopt a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to Lands’ End by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

Q.	How do I revoke my consent to the householding program?

A.	Registered stockholders who share an address and last name with one or more other holders of record and who wish to continue to receive separate annual reports, proxy statements and other disclosure documents may revoke their consent by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders may also revoke their consent by contacting Lands’ End’s householding agent toll free at 1-866-540-7095 and following the voice prompts. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

The Lands’ End, Inc. Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for Lands’ End’s governance. The Nominating and Corporate Governance Committee of the Board reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.landsend.com, under the heading “Investor Relations” and then “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	Independent Directors will meet regularly in executive session in conjunction with regularly scheduled Board meetings

•	Executive sessions of the independent Directors will occur at least twice a year as determined by the independent Directors.

•	The Board and its committees have the power to engage at the Company’s expense independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual self-evaluations to assess whether it and its committees are functioning effectively.

Director Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each Director. In making its independence determinations, the Board considers transactions, relationships and arrangements between Lands’ End and entities with which directors as associated as executive officer, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a retail company like Lands’ End.

As a result of this review, the Board affirmatively determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

Robert Galvin

Tracy Gardner

Elizabeth Darst Leykum

Josephine Linden

John T. McClain

Jignesh Patel

In the course of the Board’s independence determination, the Board considered transactions, relationships and arrangements required to be disclosed pursuant to SEC rules.

The Board has also determined that all members of the Audit Committee (1) meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing rules and SEC Rule 10A-3, and (2) each also is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that all members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NASDAQ listing rules.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of seven nominees to our Board: Robert Galvin, Elizabeth Darst Leykum, Josephine Linden, Federica Marchionni, John T. McClain, Jignesh Patel and Jonah Staw. Each of the nominees is a current member of the Board. If elected, the seven nominees will hold office until the next annual meeting or until their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The current members of the Board are Robert Galvin, Tracy Gardner, Elizabeth Darst Leykum, Josephine Linden, Federica Marchionni, John T. McClain, Jignesh Patel and Jonah Staw. Tracy Gardner has notified the Company that she declines to stand for reelection to the Board due to her other responsibilities, and as a consequence the Board has not nominated her for election to the Board at the Annual Meeting. She also has notified the Company that she intends to continue to serve as a member of the Board until the Annual Meeting. The Board has adopted a resolution reducing the size of the Board from eight to seven members effective upon the election of seven members of the Board at the Annual Meeting. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board expects all nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.

Robert Galvin, 55, joined the Board in May 2014. He is the principal of Galvin Consulting, which he founded in January 2014. Mr. Galvin served as the chief executive officer of Elie Tahari, a leading global designer lifestyle brand, from January to November 2013. Prior to that, he served as the president of Camuto Group, a leading global women’s fashion footwear company from April 2007 to January 2012. Mr. Galvin previously served as the chief operating officer of Sport Brands International, a global wholesale and retail athletic branded company from 2003 until April 2007. He previously held leadership roles at Kurt Salmon Associates, York International and Nine West Group Inc. Mr. Galvin brings an extensive knowledge of the apparel industry and management experience, gained through his service as chief executive officer and through numerous senior executive positions at several apparel companies for more than 15 years. Mr. Galvin has served on the Board of bebe stores, inc. since November 2014 and Cherokee Inc. since June 2012.

Elizabeth Darst Leykum, 36, joined the Board in March 2014. Since October 2013 she has served as a founding principal of HEG Capital LLC, a CT-registered investment advisory firm that provides research and advisory services to ESL Investments, Inc. Prior to HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm that provided services to ESL Investments, Inc. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She served as a director of Sears Hometown and Outlet Stores, Inc. from October 2012 to May 2014 and is currently a trustee of Greenwich Academy, a college preparatory school, where she is a member of its Finance and Investment committees. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an MBA with distinction from Harvard Business School. Through her work in investment management, she brings to the Board a strong ability to analyze, assess, and oversee corporate and financial performance.

Josephine Linden, 63, joined the Board in March 2014. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based SEC registered investment management firm working with sophisticated U.S. and international clients, since September 2011. From September 2010 to July 2011, she held an Adjunct Professor position in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co. as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. She served as a trustee, and as Treasurer, chairing the Finance, Audit and Nominating Committees and is presently Chair of the Financing Committee, of Collegiate School in New York, New York. She acts as financial advisor to The Prince of Wales Foundation. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs. She served as a director of Bally Technologies, Inc. from April 2011 to November 2014 and has served as a director of Sears Hometown and Outlet Stores, Inc. since October 2012.

Federica Marchionni, 43, joined Lands’ End as President and Chief Executive Officer and as a member of the Board in February 2015. From 2001 until 2010, she was a global group director based at the headquarters of Dolce & Gabbana, a designer and retailer of apparel and accessories. She rejoined the company in October 2011 to serve as the President of Dolce & Gabbana USA. Prior to rejoining Dolce & Gabbana, she was a Senior Vice President at Ferrari, a luxury automaker and merchandising retailer. Earlier in her career Ms. Marchionni held positions of increasing responsibility in product marketing and sales at industry-leading customer technology and telecommunications companies such as Samsung, Phillips, and Ericsson. Ms. Marchionni brings to the Board significant creative, strategic and analytical skills and has proven product development, retail and international experience.

John T. McClain, 54, joined the Board in May 2014. Mr. McClain served as the chief financial officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014. From April 2014 to August 2014, he continued to provide Senior Advisor services related to financial operations to The Jones Group Inc. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From July 2006 to 2007, Mr. McClain served as the chief accounting officer of Avis and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain brings over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors. Mr. McClain has served on the board of Nine West Holdings since April 2014.

Jignesh Patel, 44, joined the Board in April 2014. He is a professor in the Computer Science Department at the University of Wisconsin-Madison, where he has served on the faculty since September 2008. He is the co-founder of Locomatix, which developed a platform to power mobile data-driven services and applications, and served as its Chief Technology Officer from May 2007 to May 2010 and Chairman of its board and Chief Executive Officer from May 2007 and June 2010, respectively, until August 2013 when the company became part of Twitter. Mr. Patel is currently the sole proprietor of JMP Consulting LLC, which provides consulting services on data analytics. He is also a Fellow of the Association for Computing Machinery (ACM). Mr. Patel brings extensive experience with emerging technologies and technology-driven companies from his academic and professional activities.

Jonah Staw, 39, joined the Board in April 2014. Mr. Staw has served as the Chief Executive Officer of Staw Entertainment Enterprises, LLC, an advisory group working with corporate clients including Sears Holdings, since August 2011. Mr. Staw is the co-founder of LittleMissMatched, a multi-channel international brand that includes retail, wholesale, licensing, catalog and internet businesses, and served as its Chief Executive Officer from 2004 to July 2011 and as Chairman from July 2011 to July 2012. Mr. Staw previously served as a Director and Strategist at Frog Design, a product strategy and design firm, from 1999 to 2004 and as a member of the real estate development team of Skanska USA from 1997 to 1999. Mr. Staw brings extensive knowledge of multi-channel retail businesses including digital, branding, product development, marketing and innovation through his professional experience.

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of skills and experience in relation to the needs of the Board. New director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board.

While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

Following the Company’s Separation, the Board met eight times during fiscal year 2014 (the fiscal year ended January 30, 2015). All of the directors attended over 75% of the Board meetings and over 75% of the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend Annual Meetings of Stockholders.

Committees of the Board

The Board has standing Audit, Compensation, Nominating and Corporate Governance and Technology Committees. All members of the Audit Committee are independent, as defined in the NASDAQ Stock Market Rules. The Compensation Committee previously had a Benefits Plan Subcommittee, which was dissolved on May 20, 2014. References to the Compensation Committee include the Benefits Plan Subcommittee.

The table below reflects the current membership of each committee and the number of meetings held by each committee during fiscal year 2014 following the Separation.

	Audit		Compensation		Nominating and Corporate Governance		Technology
Robert Galvin	X		X	*	X		X
Tracy Gardner			X
Edgar O. Huber
Elizabeth Darst Leykum			X		X	*
Josephine Linden	X		X
John T. McClain	X	*
Jignesh Patel					X		X	*
Jonah Staw							X
2014 Meetings	7		8	**	4		3

*	Committee Chair
**	Includes two meetings of the Benefit Plans Subcommittee. The Benefit Plans Subcommittee was dissolved on May 20, 2014.

Each committee operates under a written charter. The charters are available on our corporate website, www.landsend.com, under the heading “Investor Relations” and then “Corporate Governance.” The principal functions of each Committee are summarized below.

Audit Committee

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•	Hires the independent registered public accounting firm to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•	Responsible for oversight of the Company’s enterprise risk management framework

•	Reviews financial reports, internal controls and risk exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the scope of work performed by the internal audit staff

•	Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies

•	Reviews and approves all related party transactions, as defined by applicable NASDAQ rules

Compensation Committee

•	Evaluates the Chief Executive Officer’s performance in light of corporate goals and objectives

•	Determines the compensation of our senior executives, including base salaries and annual incentive opportunities

•	Determines cash-based and equity-based awards and opportunities for our senior executives

•	Reviews and approves employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits affecting the Chief Executive Officer and other senior executives

•	Approves incentive compensation plans and programs for our senior executives

•	Approves any special or supplemental compensation and benefits for senior executives, including supplemental retirement benefits and the perquisites provided to them during and after employment

•	Receives periodic reports on our compensation programs as they affect all employees.

Nominating and Corporate Governance Committee

•	Reports annually to the Board with an assessment of the performance of the Board and its committees

•	Recommends to the Board new nominees for directors

•	Reviews recommended compensation arrangements for the Board

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Technology Committee

•	Reviews management’s information technology plans and strategy

•	Makes recommendations to the Board on significant technology investments

•	Reviews and evaluates management reports on implementation of significant information technology initiatives

•	Reviews reports on existing and future trends in information technology

•	Evaluates significant information technology risk exposures of the Company

•	Reviews Company risk management and risk assessment guidelines and policies regarding information technology security and data integrity, including the quality and effectiveness of the Company’s information technology security and disaster recovery capabilities

•	Reports periodically to the Audit Committee on information technology systems and processes that relate to or affect the Audit Committee’s responsibility for oversight of risks and exposures associated with financial matters

Communications with the Board

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Lands’ End, Inc. Board of Directors—Non-employee directors, c/o Corporate Secretary, Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville, Wisconsin 53595. The Corporate Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding the Company’s pricing of products or services; personal grievances or solicitations; communications that do not relate, directly or indirectly, to the Company; spam and other junk mail; product and service complaints or inquiries; new product suggestions; resumes and other job inquiries; surveys; business solicitations or advertisements, communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are duplicative of previously submitted communications or are frivolous in nature. We will make available to any director any excluded communication at the director’s request.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for Board meetings and presides over Board meetings. In carrying out her responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the responsibilities of the Audit Committee, the Compensation Committee and the Technology Committee above and in the charters of such committees. The Audit Committee’s charter provides that the Audit Committee is responsible for oversight of (1) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, and credit and liquidity matters, (2) the Company’s enterprise risk management framework, and (3) the steps management has taken to monitor and control risks and exposures, including the Company’s risk assessment and risk management policies and strategies and programs and policies relating to legal compliance. The Technology Committee’s charter provides that the Technology Committee is responsible for reviewing the significant information technology risk exposures of the Company and the Company’s risk management and risk assessment guidelines and policies regarding information technology security and data integrity, including the quality and effectiveness of the Company’s information technology security and the Company’s disaster recovery capabilities. The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. The Board has retained responsibility for general oversight of risks. The Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer, our General Counsel, or Chief Information Officer and our senior internal audit executive.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence as well as consideration of diversity, skills, and experience in the context of the needs of the Board. The Committee has the ability to retain a third party to assist in the nomination process.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director, and each director nominee, to own shares of our common stock in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experiences and perspectives to the Board.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws. For an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than seventy 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting.

A stockholder’s written notice to the Secretary described in the preceding paragraph must be delivered to Lands’ End, Inc., 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attn: Corporate Secretary, and must include each of the following:

•	the name, address and other information about the stockholder as specified in our Bylaws;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock by each of our directors, each named executive officer, and all of our directors and executive officers as a group. Beneficial ownership is shown as of April 7, 2015, except as otherwise noted.

Name of Beneficial Owner(1)	Common Stock(2)	Percent of Class(3)
Michele Donnan-Martin(4)	—	*
Robert Galvin	—	*
Tracy Gardner	300	*
Edgar O. Huber(4)	2,615	*
Elizabeth Darst Leykum	—	*
Josephine Linden	3,000	*
Federica Marchionni	—	*
John T. McClain	1,200	*
Jignesh Patel	2,500	*
Steven G. Rado	—	*
Kelly Ritchie	—	*
Michael P. Rosera	2,000	*
Jonah Staw	1,500	*
Directors and executive officers as a group (14 persons)	13,455	*

*	Less than 1%
(1)	The address of each beneficial owner is c/o Lands’ End, Inc., 1 Lands’ End Lane, Dodgeville, Wisconsin 53595.
(2)	Beneficial ownership includes shares in which the director or executive officer may be deemed to have a beneficial interest, including shares in which such director or executive officer has the right to acquire within 60 days of April 7, 2015. Amounts shown for Mr. Rado, Ms. Ritchie and Mr. Rosera omit shares that are subject to RSUs that may vest on May 20, 2015 as none of these individuals will have the ability to acquire the shares underlying these RSUs until their 2016 settlement date. Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(3)	Percent of class based on 31,956,521 shares of our common stock outstanding as of April 7, 2015.

(4)	Ms. Donnan-Martin resigned her position as an officer of the Company effective March 20, 2015. Mr. Huber resigned his positions as an officer and a Director of the Company effective February 16, 2015. Beneficial ownership shown for Ms. Donnan-Martin and Mr. Huber is as of their respective resignation dates.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own 5% or more of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class(b)
Capital Research Global Investors(c) 333 South Hope Street Los Angeles, CA 90071	3,100,000		9.7%

ESL Investments, Inc. and related entities, as a group(d) 1170 Kane Concourse, Suite 200 Bay Harbour, FL 33154	15,516,912	(e)	48.6%

Janus Capital Management LLC and Janus Contrarian Fund 84-1521705, as a group(f) 151 Detroit Street Denver, CO 80206	3,240,543	(g)	10.1%

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(b)	There were 31,956,521 shares of our common stock outstanding as of April 7, 2015. The “Percent of Class” for ESL Investments, Inc. and related entities, as a group, and each was calculated by using the disclosed number of beneficially owned shares as the numerator and 31,956,521 shares of the Company’s common stock outstanding as of April 7, 2015 as the denominator.
(c)	Beneficial ownership is based on the Capital Research Global Investors Schedule 13G/A reporting ownership as of December 31, 2014. Investments disclosed sole voting power and sole dispositive power as to 3,100,000 shares. Capital Research Global Investors disclaims beneficial ownership under Rule 13d-4.
(d)	ESL Investments, Inc. and related entities, as a group, consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Institutional Partners, L.P. (“Institutional”); CRK Partners, L.L.C. (“CRK LLC”); ESL Partners, L.P. (“Partners”); RBS Partners, L.P. (“RBS”); RBS Investment Management, L.L.C. (“RBSIM”); SPE Master I, LP (“SPE Master I”); and SPE I Partners, LP (“SPE I”). Mr. Lampert is the sole stockholder, the chief executive officer, and a director of Investments. Investments is the general partner of RBS Partners, the sole member of CRK LLC, and the manager of RBSIM. RBS is the general partner of Partners. RBSIM is the general partner of Institutional.
(e)	Beneficial ownership is based on the ESL Schedule 13D reporting ownership as of April 4, 2014. Investments disclosed sole voting power and sole dispositive power as to 7,952,503 shares; Edward S. Lampert disclosed sole voting power as to 15,516,912 shares and sole dispositive power as to 7,952,503 shares; CRK LLC disclosed sole voting power and sole dispositive power as to 224 shares; Partners disclosed sole voting power and sole dispositive power as to 6,615,280 shares; RBS disclosed sole voting power and sole dispositive power as to 7,949,202 shares; RBSIM disclosed sole voting power and sole dispositive power as to 3,077 shares; Institutional disclosed sole voting power and sole dispositive power as to 3,077 shares; SPE Master I disclosed sole voting power and sole dispositive power as to 750,418 shares; and SPE I disclosed sole voting power and sole dispositive power as to 583,504 shares.
(f)	Beneficial ownership is based on the Schedule 13G/A by Janus Capital Management LLC (“Janus Capital”) reporting ownership as of December 31, 2014 (the “Janus 13G/A”). Janus Capital is an investment adviser and Janus Contrarian Fund is an investment company under The Investment Company Act of 1940 and is one of the Managed Portfolios to which Janus Capital provides investment advice.
(g)	According to the Janus 13G/A, Janus Capital has sole voting and sole dispositive power as to 3,240,543 shares and Janus Contrarian Fund has sole voting and sole dispositive power as to 3,045,866 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

This Compensation Discussion and Analysis provides information relevant to understanding the 2014 compensation of the executive officers identified in the Summary Compensation Table, whom we refer to as our “named executive officers.” Our named executive officers are:

•	Edgar O. Huber, Former President and Chief Executive Officer

•	Michael P. Rosera, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

•	Michele Donnan-Martin, Former Executive Vice President, Chief Merchandising and Design Officer

•	Steven G. Rado, Senior Vice President, Chief Marketing Officer

•	Kelly Ritchie, Senior Vice President, Employee and Customer Services

Mr. Huber resigned as our President and Chief Executive Officer effective February 16, 2015. Ms. Donnan-Martin resigned as Executive Vice President, Chief Merchandising and Design Officer effective March 20, 2015.

In connection with the Separation, the Compensation Committee of the Board, including from the date of the Separation (April 4, 2014) until May 20, 2014, the Benefit Plan Subcommittee of the Compensation Committee (collectively, the “Compensation Committee”), determined the appropriate executive compensation practices and policies for the senior officers of Lands’ End, including our named executive officers. Since that time, overall compensation philosophy and structure for Lands’ End has been determined or otherwise approved by the Compensation Committee. Prior to the Separation, the compensation that Mr. Huber received was determined by the Compensation Committee of the Sears Holdings Board of Directors (the “Sears Holdings Compensation Committee”). The compensation that Mr. Rosera, Ms. Donnan-Martin and Ms. Ritchie received prior to the Separation, as well as the terms of our post Separation incentive plans, were determined in part by the Sears Holdings Compensation Committee and in part by the members of senior management of Sears Holdings and/or Lands’ End. Mr. Rado joined Lands’ End after the Separation. The compensation philosophies and practices used in setting compensation for our named executive officers during 2014 are described below.

Executive Compensation Philosophy and Objectives

The Compensation Committee believes that the Company’s long-term success is directly related to its ability to attract, motivate and retain highly talented executives who are committed to our mission, results and cultural beliefs. The Compensation Committee has developed a compensation philosophy for our senior officers designed to pay for performance. Accordingly, the total compensation packages provided to our named executive officers generally include both annual and long-term incentive opportunities that are linked to performance measures or are otherwise “at risk” due to market fluctuations and potential for forfeiture. For fiscal year 2014, 70% of our CEO’s target compensation and 43%, on average, of our other named executive officers’ target compensation was considered at-risk based on financial performance measures or the possibility of forfeiture.

Our compensation packages are designed in large measure to motivate and encourage executives to drive performance and achieve superior results for the Company and its stockholders. They also reflect other important considerations, such as the value of the position in the marketplace, levels of job responsibility, individual performance and the need to attract and retain top executive talent. In particular, for fiscal year 2014, the Compensation Committee recognized the need to encourage retention and motivate existing executives following the Separation, including by providing for long-term incentive awards designed to replace the incentives of existing Sears Holdings awards forfeited in connection with the Separation. In addition, the Compensation

Committee placed a greater degree of emphasis on equity-based incentives to better align their interests with those of the Company’s stockholders. While the Compensation Committee seeks to approve compensation and benefit arrangements that reflect the pay-for-performance compensation philosophy, it recognizes that from time to time it may be appropriate for the Company to provide additional inducements, such as sign-on bonuses and other provisions, in order to recruit, retain, and motivate highly qualified executives.

Competitive Pay Practices

The Committee believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive compensation arrangements that include elements that candidates would view favorably when considering alternative employment opportunities. In making compensation decisions, the Company takes into account competitive considerations, individual performance, tenure in position, internal pay equity (meaning the relative pay differences for different positions within the Company), and the effect on our general and administrative expenses. The Committee also takes into account compensation and market data, which data, where appropriate, primarily focuses on apparel retail companies and other related industries.

In connection with the actions taken by the Compensation Committee in fiscal year 2014, the Compensation Committee reviewed publicly available compensation data of a peer group of companies that was determined prior to the Separation by members of senior management of the Company with the assistance of a compensation advisor, as well as other survey data. The Compensation Committee used available information and monitored actions taken by the peer group companies to evaluate market trends and to assess the long-term incentive aspects and overall competitiveness of our executive compensation programs. The Compensation Committee did not seek to establish any specific element of compensation or total compensation at or within a prescribed range relative to the peer group of companies.

With respect to fiscal year 2014 compensation decisions, the Company’s peer group consisted of the following 20 companies, comprised primarily of apparel retail companies and those in related industries:

Aeropostale, Inc.	American Eagle Outfitters, Inc.
ANN INC. (Ann Taylor)	The Buckle, Inc.
Cabela’s Incorporated	Carter’s, Inc.
Chico’s FAS, Inc.	Coldwater Creek Inc.
The Children’s Place Retail Stores, Inc.	Columbia Sportswear Company
Express, Inc.	The Finish Line, Inc.
HSN, Inc.	Jos. A. Bank Clothiers, Inc.
Fifth & Pacific Companies, Inc. (Kate Spade)	lululemon athletica inc.
New York & Company, Inc.	Pier 1 Imports, Inc.
Urban Outfitters, Inc.	zulily, inc.

In comparing the relative size of the Company to the peer group median, the Company fell between the 25th percentile and the median for a majority of the size measures, including in terms of annual revenues and market capitalization for similar financial periods. Following a review of the peer group in November 2014, two companies that were then no longer public companies, Coldwater Creek Inc. and Jos. A. Bank Clothiers, Inc., were removed from the peer group and, at the recommendation of Frederic W. Cook & Co., Inc. (“F.W. Cook”), the Compensation Committee’s independent compensation consultant, were replaced by Oxford Industries, Inc. and Perry Ellis International, Inc. at that time.

Executive Compensation Program: Key Elements

The key elements of Lands’ End’s compensation program for its executives include base salary, annual cash incentive opportunities, long-term cash and equity incentive opportunities and time-based cash and/or time-based equity awards (i.e., equity that vests with the passage of time and thus is “at risk”).

Annual Compensation

•	Base Salary—Base salary is the fixed element of each executive’s cash compensation, and provides executives with an appropriate level of financial certainty.

•	Annual Incentive Plan—Lands’ End’s annual incentive program provides opportunities to earn annual cash awards based on the achievement of financial performance goals relating to a specific fiscal year. The annual incentive program seeks to motivate participants, including its participating executives, to achieve financial performance goals by making their cash incentive award variable and dependent upon certain Lands’ End financial performance measures.

Long-Term Compensation

•	Long-Term Performance-Based Programs—Lands’ End’s long-term incentive programs are designed to motivate executives to focus on long-term company performance through awards generally based on three-year performance periods that reinforce accountability by linking executive compensation to performance goals. These programs are an important instrument in aligning the goals of Lands’ End executives with Lands’ End’s strategic direction and initiatives, which Lands’ End believes will result in increased returns to its stockholders.

•	Long-Term Time-Based Programs—Lands’ End’s long-term incentive programs also include time-based awards of cash and equity that are “at risk.” The multi-year vesting requirements of time-based awards are designed to promote retention and encourage executive officers to adopt longer-term approaches to Lands’ End’s business. Time-based equity compensation also provides alignment with Lands’ End’s stockholders as value received will be consistent with return to Lands’ End’s stockholders.

When making individual compensation decisions for its executives, the Company takes many factors into account, including the individual’s performance and experience; the performance of the Company overall; retention risk; the responsibilities, impact and importance of the individual’s position within the Company; the individual’s expected future contributions to Lands’ End; the individual’s historical compensation; and internal pay equity. There is no pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, we take a holistic approach to executive compensation and balance the compensation elements for each executive individually.

How Elements Are Used to Achieve Our Compensation Objectives

The Compensation Committee believes that the most fair and effective way to motivate executives to produce the best results for its stockholders is to increase the proportion of an executive’s total compensation that is performance-based or otherwise “at risk,” including time-based cash and equity compensation, as the executive’s ability to affect those results increases. Additionally, the Compensation Committee believes that the value of incentive compensation should depend upon the performance of the company in a given performance period or over the applicable vesting period. Under Lands’ End’s incentive compensation structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This approach is designed to provide an incentive to manage Lands’ End for the long term, while minimizing excessive risk taking in the short term.

During fiscal year 2014 following the Separation, the Compensation Committee sought to achieve the objectives of our compensation program for our named executive officers through the grant of annual and long-term incentive awards. The 2014 annual incentive awards offered an opportunity to earn cash compensation based solely upon the achievement by Lands’ End of an adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) goal for fiscal year 2014. The Compensation Committee also granted long-term equity awards to certain of its named executive officers as well as a broader population of executives that will become payable following the completion of specified employment service periods, provided that a threshold financial performance measure is met. The 2014 long-term incentive awards were designed to retain and motivate Lands’ End executives to focus on the long-term financial performance of the Company following the Separation.

The targets established for our named executive officers each year under the Lands’ End Annual Incentive Plan (“AIP”) are calculated based on a percentage of base salary. Opportunities under the AIP for the participating executives are generally established when the Compensation Committee approves a new annual incentive plan or at the time a compensation package for a participating executive is otherwise approved. The performance-based long-term awards and time-based long-term awards granted to Lands’ End’s participating executives under the long-term incentive programs have also been calculated based on a percentage of base salary. As the participating executive’s base salary is determined, in part, on his or her past performance, an award that is based on a multiple of that base salary also reflects, in part, his or her past performance.

Following the end of a performance period, the Compensation Committee certifies the level of achievement against the applicable financial performance goals established under its annual and long-term performance-based incentive programs. In doing so, the Compensation Committee retains the ability to exercise discretion in relation to the annual and long-term performance-based incentive awards granted to Lands’ End executives; however, any exercise of discretion may not result in an increase in the payments under existing awards intended to qualify as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). With respect to its fiscal year 2014 compensation decisions, the Compensation Committee did not exercise its discretion to adjust performance targets or payout amounts for any of the named executive officers.

Fiscal Year 2014 Compensation Decisions

Prior to the Separation, the Sears Holdings Compensation Committee, working with members of the Sears Holdings management team, approved all elements of compensation for Mr. Huber. The pre-Separation compensation decisions for Mr. Rosera, Ms. Donnan-Martin and Ms. Ritchie were made in part by the Sears Holdings Compensation Committee and in part by Mr. Huber and members of Sears Holdings’ senior management. Following the Separation, our Compensation Committee approved all elements of compensation for all of our named executive officers. Mr. Huber and management presented recommendations to the Compensation Committee regarding compensation elements for review and approval.

Fiscal Year 2014 Base Salaries

Base salaries are established at levels that generally reflect the past performance, experience, expected future contributions and responsibilities of the executive officer. The importance of the executive officer’s position, internal pay equity, external pay data and market competitiveness also are considered, as well as the extent of any promotions or other change in the executive’s responsibilities.

In May 2014, the Compensation Committee approved annual base salary merit increases for Mr. Huber (from $800,000 to $850,000), Mr. Rosera (from $520,000 to $550,000), Ms. Donnan-Martin (from $600,000 to $612,000) and Ms. Ritchie (from $358,570 to $365,920). In approving Mr. Huber’s increase in base salary, the Compensation Committee considered the recommendations made by F.W. Cook for similarly situated executives in the Company’s peer group and Mr. Huber’s substantial contributions towards the successful Separation. Each of the base salary merit increases was effective as of May 31, 2014.

Fiscal Year 2014 Performance Measures and Goals

For the awards granted in fiscal year 2014 under the Company’s performance-based plans, performance goals based on an adjusted EBITDA amount (the “Incentive EBITDA”) were approved by the Compensation Committee. Incentive EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the applicable performance period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, as adjusted to exclude:

•	significant litigation or claim judgments or settlements (defined as matters that are $1 million or more) including related costs;

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with acquisitions, divestitures and store closures;

•	impairment charges;

•	domestic pension expense;

•	costs related to restructuring activities; and

•	the effect of any items classified as “extraordinary” items in the Company’s financial statements.

For the equity awards granted in fiscal year 2014 under the 2014 Long-Term Incentive Program (the “2014 LTIP”), revenue and Incentive EBITDA amounts were used as the applicable performance measures.

In establishing financial business goals during fiscal year 2014 for the AIP for fiscal year 2014 (the “2014 AIP”) and the 2014 LTIP, the Compensation Committee considered such factors as fiscal year 2013 financial results, overall fiscal year 2014 financial goals, the Company’s competitive position, market trends, as well as the general state of the economy and the Company’s business.

In establishing Incentive EBITDA as the performance metric for the long-term performance awards it granted in fiscal year 2014 that were intended to replace certain Sears Holdings’ long-term performance awards forfeited in the Separation, our Compensation Committee sought to replicate the performance measure of those awards that are specific to Lands’ End in order to continue the perceived benefits to the Company that achievement of the existing performance goals would create and to preserve the benefits that the executive officers would forfeit in the Separation. For the predecessor awards, the Sears Holdings Compensation Committee established performance goals based on business unit operating profit (“BOP”), the definition of which is substantially the same as the definition of Incentive EBITDA.

Our Compensation Committee currently believes that establishing goals based on earnings before interest, taxes, depreciation and amortization, which is a key metric used by the Company’s management to measure business performance, accurately reflects the Compensation Committee’s compensation philosophy of encouraging growth and creating increased stockholder value through the efficient use of corporate assets.

Fiscal Year 2014 Annual Incentive Compensation

The 2014 AIP is a cash-based program that is intended to reward participants for their contributions to the achievement of Incentive EBITDA performance goals. The Compensation Committee approved an Incentive EBITDA performance measure and goals under the 2014 AIP, which accounted for 100% of the annual incentive opportunity.

The threshold performance goal for Incentive EBITDA under the 2014 AIP for each named executive officer was $162.0 million, or approximately 87% of the target performance goal of $186.0 million. The maximum award payable to named executive officers under the 2014 AIP was 200% of their target incentive award. The incentive payout percentage between threshold and maximum payout is based on a series of straight-line (linear) interpolations.

The target award opportunity under the 2014 AIP was 100% of base salary for Mr. Huber, 65% of base salary for each of Mr. Rosera and Ms. Donnan-Martin and 50% of base salary for each of Mr. Rado and

Ms. Ritchie, which was based upon the participating executive’s relative level of responsibility and potential to affect Lands’ End overall performance. Opportunities under the AIP for the participating executives are generally established upon hire and reviewed when the Compensation Committee approves a new annual incentive plan or at the time a compensation package for a participating executive is otherwise approved.

Based on our financial results for fiscal year 2014, Incentive EBITDA achieved under the 2014 AIP was between the threshold level and the target level, which resulted in payouts to Mr. Huber of $383,481, Mr. Rosera of $161,518, Mr. Rado of $67,938, and Ms. Ritchie of $83,622. Awards earned under the 2014 AIP were payable to eligible participants by April 15, 2015 (the 15th day of the third month following the last day of fiscal year 2014), provided that, except for Mr. Huber, the participant was actively employed by us on the payment date (unless otherwise required by law). Under the terms of his departure from the Company, Mr. Huber was entitled to receive the amount that would have been paid to him under the 2014 AIP (calculated based on actual performance for the Company’s completed fiscal year 2014) had he remained employed through the date amounts under the 2014 AIP were paid. See “—2015 Compensation Decisions —Edgar O. Huber” below. As Ms. Donnan-Martin resigned as an employee of the Company effective March 20, 2015, she is not entitled to a payment under the 2014 AIP.

Fiscal Year 2014 Long-Term Compensation Opportunities

The long-term compensation opportunities awarded in fiscal year 2014 to the named executive officers include the following awards under the Lands’ End, Inc. Long-Term Incentive Plan (“LTIP”):

•	the 2014 LTIP, which is intended to be a performance-based program providing for the grant of restricted stock units (“RSUs”) pursuant to the LTIP and the Stock Plan, conditioned upon the achievement of Lands’ End financial goals of at least $100 million for the period commencing May 3, 2014, and ending on May 1, 2015;

•	the 2013 Long-Term Incentive Plan (the “2013 LTIP”), which is intended to be a two-year transitional performance-based program that provides the opportunity for named executive officers who participated in the Sears Holdings 2013 Long-Term Incentive Plan prior to the Separation to receive a long-term incentive award based on the attainment of a cumulative Incentive EBITDA performance goal covering the remainder of the prior award’s performance period (i.e., fiscal years 2014 and 2015); and

•	the 2012 Long-Term Incentive Plan (the “2012 LTIP”), which is intended to be a one-year transitional performance-based program that provided the opportunity for named executive officers who participated in the Sears Holdings 2012 Long-Term Incentive Plan prior to the Separation to receive an incentive award based on the attainment of an Incentive EBITDA performance goal covering the remainder of the prior award’s performance period (i.e., fiscal year 2014).

In addition, our Compensation Committee approved awards to certain named executive officers under the Lands’ End, Inc. Cash Long-Term Incentive Plan (the “2013 Cash LTI”), which is a two-year transitional time-based program that provides the opportunity for named executive officers who participated in the Sears Holdings 2013 Cash Long-Term Incentive Plan prior to the Separation to receive a long-term time-based incentive cash payout following a two-year service period (i.e., fiscal years 2014 and 2015), provided that the participant is actively employed by Lands’ End on the vesting date, which is April 15, 2016.

The 2012 LTIP, the 2013 LTIP and the 2013 Cash LTI were structured by senior management of Sears Holdings prior to the Separation and approved by our Compensation Committee following the Separation.

2014 LTIP

RSU awards granted to our named executive officers under the 2014 LTIP are intended to focus the named executive officers on the Company’s long-term performance and align their interests with those of Lands’ End stockholders. The RSUs, each of which represents a contingent right to receive one share of Lands’ End common stock for each RSU, vest 25% on May 20, 2015, 25% on May 20, 2016 and 50% on May 20, 2017, conditioned on the Company achieving at least $100 million in revenues and Incentive EBITDA for the period beginning May 3, 2014 and ending May 1, 2015. To the extent the performance goals are met, settlement of the RSU awards will occur 30 days after the applicable vesting date, except that RSUs vesting on May 20, 2015 will be settled within 30 days after May 20, 2016.

On May 20, 2014, each of the named executive officers except Mr. Huber received an RSU award with a value of 100% of his or her respective annual base salary. Mr. Huber received RSUs with a value of $2,000,000 on such date. The RSUs awarded to Mr. Huber (74,822 RSUs) and Ms. Donnan-Martin (22,447 RSUs) were forfeited when their employment with the Company ceased.

2013 LTIP

Awards under the 2013 LTIP were designed to preserve the benefits of the Sears Holdings 2013 LTIP awards that named executive officers forfeited in connection with the Separation. Threshold, target and maximum Company BOP goals were established under the 2013 LTIP. The awards represent the right to receive cash upon the achievement of the specified Incentive EBITDA performance goal at the end of the transitional two-year performance period. Under the predecessor 2013 Sears Holdings awards, attaining a BOP target represented 75% of the named executive officers’ target opportunity and a Sears Holdings EBITDA target represented 25% of his or her target opportunity, while under the 2013 LTIP, attaining an Incentive EBITDA target represent 100% of the target opportunity. Except as described under “—Payments Pursuant to Incentive Compensation Programs” below, to be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

Mr. Huber, Mr. Rosera, Ms. Donnan-Martin and Ms. Ritchie received awards under the 2013 LTIP with a target opportunity of $900,000, $375,000, $337,095 and $262,500, respectively, which for each such named executive officer, was the amount of his or her target opportunity under the Sears Holdings 2013 LTIP. Mr. Huber and Ms. Donnan-Martin forfeited their awards under the 2013 LTIP when their employment with the Company ceased. Mr. Rado did not participate in the 2013 LTIP during fiscal year 2014.

During fiscal year 2014, the Company recorded expense in connection with the 2013 LTIP awards based on the expectation that the threshold Incentive EBITDA performance goal established in connection with the 2013 LTIP is likely to be achieved.

2013 Cash LTI

Awards under the 2013 Cash LTI were designed to preserve the benefits and terms of the Sears Holdings 2013 Cash LTI that named executive officer participants forfeited in connection with the Separation, which represented 25% of the participants’ original 2013 long-term incentive target opportunity. The 2013 Cash LTI provides the opportunity for participants to receive a long-term incentive payout, provided that the participant is actively employed by Lands’ End on the vesting date, April 1, 2016, which also was the vesting date under the predecessor Sears Holdings 2013 Cash LTI. Awards under the 2013 Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than April 15, 2016.

Mr. Huber, Mr. Rosera, Ms. Donnan-Martin and Ms. Ritchie received awards of $300,000, $125,000, $112,365 and $87,500, respectively, under the 2013 Cash LTI, which for each such named executive officer, was the amount of his or her award under the Sears Holdings 2013 Cash LTI. Mr. Huber and Ms. Donnan-Martin forfeited their awards under the 2013 Cash LTI when their employment with the Company ceased. Mr. Rado does not participate in the 2013 Cash LTI.

2012 LTIP

Awards under the 2012 LTIP were designed to preserve the benefits of the Sears Holdings 2012 LTIP awards that named executive officers forfeited in connection with the Separation. The awards represented the right to receive cash upon the achievement of the specified Incentive EBITDA performance goal at the end of the transitional one-year performance period. Under the prior 2012 Sears Holdings awards, attaining Company BOP targets represented 75% of the named executive officers’ target opportunity and a Sears Holdings EBITDA target represented 25% of his or her target opportunity, while under the 2012 LTIP, attaining the Incentive EBITDA target represented 100% of the target opportunity. Except as described under “—Payments Pursuant to Incentive Compensation Programs” below, to be eligible to receive payment of an award, a participant was required to be actively employed as of the payment date following completion of the performance period.

The Sears Holdings Compensation Committee believed that at the time the performance goals for the Sears Holdings 2012 LTIP were set, achievement of the applicable performance goals would require a high level of performance that would be difficult to attain. The Sears Holdings 2012 LTIP provided that with respect to threshold level of performance, the payout, if any, for each participant was reduced by 25% for each year in the three-year period that Lands’ End did not achieve at least 90% of its target for the year under the Sears Holdings Annual Incentive Plan. Because Lands’ End did not achieve at least 90% of its target under the Sears Holdings Annual Incentive Plan in each of fiscal year 2012 and fiscal year 2013, the payout opportunity under our 2012 LTIP for each participant represented 50% of the initial payout opportunity under the Sears Holdings 2012 LTIP.

The named executive officers who participated in our 2012 LTIP are Mr. Huber, Mr. Rosera and Ms. Ritchie. Because the Company’s performance during the 2012 LTIP performance period did not achieve the specified threshold level, no payouts will be made under the 2012 LTIP.

Other Compensation Elements

New Hire Awards

We provide sign-on, first year guaranteed and other bonuses where determined necessary or appropriate, such as to attract top executive talent from other companies or reward key executives. Executives we recruit often have unrealized value in the form of unvested equity and other forgone compensation opportunities. Sign-on bonuses are an effective means of attracting high-performing executives by offering them a way to offset compensation these executives may lose when they leave a former company to join Lands’ End.

Pursuant to his offer letter, Mr. Rosera was granted a cash retention bonus of $150,000 that vests in three equal installments on the first, second and third anniversary dates of his start date with Lands’ End, provided that he is actively employed on the applicable payment date. Mr. Rosera was paid $50,000 of this bonus in each of August 2013 and August 2014.

Pursuant to her offer letter, Ms. Donnan-Martin was granted a cash retention bonus of $150,000 with vesting in three equal installments on the first, second and third anniversary dates of her start date with Lands’ End, provided that she was actively employed on the applicable payment date. We also granted her a special incentive award in the amount of $195,000 to be paid to her in fiscal year 2015 provided that she was actively employed by the Company as of the payment date. Such amount was subject to reduction by the amount payable to Ms. Donnan-Martin under the 2014 AIP. Ms. Donnan-Martin forfeited the second and third installments of her cash retention bonus and the entire special incentive award upon her resignation from the Company.

In fiscal year 2014, pursuant to his offer letter from Lands’ End, Mr. Rado was granted a one-time sign-on bonus of $50,000, which was paid upon his start of employment to compensate him for other foregone opportunities and in recognition of his expected future contributions to Lands’ End.

Discretionary Bonuses

In fiscal year 2014, the Compensation Committee approved a discretionary bonus payment of $150,000 to Mr. Huber. In approving the bonus payment, the Compensation Committee considered the substantial contributions made by Mr. Huber towards the Separation.

Additional Separation Transition Awards

On April 29, 2014, the Compensation Committee approved time-based cash awards to Mr. Huber and Mr. Rosera to replace shares of unvested restricted stock of Sears Holdings and certain unvested cash awards granted by Sears Holdings of equivalent value that were forfeited at the time of the Separation. Mr. Huber’s award provided for two installments of $247,976.67 each vesting on September 1, 2014 and September 1, 2015, subject to Mr. Huber being employed by the Company on such dates. Mr. Rosera’s provides for two installments of $74,641.11 each vesting on October 1, 2014 and October 1, 2015, subject to Mr. Rosera being employed by the Company on such dates. The vesting schedule for each award is the same as the vesting schedule for the Sears Holdings awards that were replaced. Under the terms of Mr. Huber’s departure from the Company, the vesting of the installment that was scheduled to vest on September 1, 2015 was accelerated and the full amount of the installment was paid to him.

Perquisites and Other Personal Benefits

Lands’ End provides its named executive officers with certain limited perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with Lands’ End’s overall compensation program or necessary to achieve certain executive hire and retention objectives. For fiscal year 2014, these perquisites included among other things housing and personal travel expense reimbursements for Ms. Donnan-Martin and relocation benefits and related tax gross ups for Mr. Rado in connection with their recruitment to join Lands’ End. See “—Summary Compensation Table” below. Named executive officers also are entitled to receive an annual physical examination at the Company’s expense, which is intended to promote proactive management of executive health.

All named executive officers are entitled to receive the same discounts on Lands’ End merchandise that are extended to all Lands’ End employees and directors.

Retirement Plans

The Lands’ End, Inc. Retirement Plan allows participants to contribute towards retirement (including catch-up contributions) on a pre-tax basis, subject to Internal Revenue Service annual contribution limits. The plan allows pre-tax contributions of up to 75% of eligible compensation (or the limit determined by the Internal Revenue Service). Lands’ End also makes matching contributions to the plan in an amount equal to 50% of the participant’s eligible contribution up to a maximum of 6% of the participant’s earnings starting the quarter following one year of service by the participant.

Severance Benefits

We provide severance benefits to our named executive officers pursuant to executive severance agreements each has entered into with Lands’ End. The executive severance agreements help to protect Company interests through non-disclosure, non-solicitation and non-competition restrictions, while providing individuals a window of time to locate a new position in the marketplace. Under the executive severance agreement, severance is provided for involuntary termination by Lands’ End without “Cause” (as defined in the agreement) or termination by the executive officer for “Good Reason” (as defined in the agreement). The principal severance benefit under the agreements is salary continuation for a specified period of time, subject, as applicable, to mitigation for salary or wages earned from another employer, including self-employment. See “—Potential Payments Upon Termination of Employment” below for additional details on the terms, conditions and benefits received under a qualifying termination under the executive severance agreements.

Awards under an annual or a long-term incentive program are payable in the event of a termination of employment as a result of death or disability during a performance period if certain conditions are met. See “—Potential Payments Upon Termination of Employment” below for additional information.

Under the Stock Plan, following a Change in Control (as defined in the Stock Plan) involving the Company, any non-vested portion of a participant’s award will fully vest in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the Change in Control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a participant’s resignation for Good Reason (each as defined in the Stock Plan). This type of treatment of equity following a Change in Control is referred to as a “double trigger” change-in-control provision and provides the participant with reasonable assurance regarding previously awarded compensation in the event of a Change in Control and subsequent termination of employment.

Executive Compensation Recovery Provisions

Lands’ End’s annual and long-term incentive programs adopted in fiscal year 2014 contain executive compensation recovery provisions. The relevant provisions provide that Lands’ End will seek reimbursement from participating executives if Lands’ End’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

2015 CEO Compensation

Federica Marchionni

On January 30, 2015, the Board appointed Federica Marchionni as the Company’s President and Chief Executive Officer and member of the Board, in each case, effective February 17, 2015. The terms of Ms. Marchionni’s employment offer were intended to incentivize her to accept the position of President and Chief Executive Officer and provide replacement compensation for opportunities she might forfeit as a result of accepting the Company’s employment offer. Ms. Marchionni’s employment letter agreement with the Company provides that her primary workplace will be located in New York, New York, with such travel to the Company’s headquarters in Dodgeville, Wisconsin, as necessary for her to perform her duties. The Marchionni employment letter provides for the following compensation: (a) an annual base salary equal to $950,000; (b) an AIP target award opportunity equal to 100% of base salary (which AIP award amount will, for fiscal year 2015, equal the greater of (1) the AIP award actually earned for such year and (2) $475,000) and a target long-term incentive award opportunity equal to at least 150% of base salary; (c) a cash retention bonus of $475,000 to be paid after fiscal year 2016, which bonus is subject to reduction by the amount of AIP earned for such fiscal year and conditioned on continued service through the bonus payment date; (d) a sign-on bonus of $1,000,000 (subject to repayment if, within the first 12 months of her start date, Ms. Marchionni is fired for “Cause” or quits without “Good Reason,” each as defined in the Marchionni severance agreement); (e) a grant of restricted stock units on Company common stock with a grant date value equal to $2,750,000, which vest in installments over three years; and (f) perquisites to be mutually agreed upon with the Company, up to an annual maximum cost to the Company of $25,000.

Ms. Marchionni’s executive severance agreement provides that, subject to her execution without revocation of a release of claims against the Company and its affiliates, if Ms. Marchionni’s employment is terminated by the Company without Cause or by Ms. Marchionni for Good Reason, she will be entitled to: (a) continued payment of base salary for 24 months (but if such employment termination occurs during the 18-month period following a change in control of the Company, then continued payment of base salary and target bonus for 30 months); (b) continued health, dental and vision coverage for up to 24 months (or up to 30 months, as applicable); and (c) six months of outplacement services and a lump sum payment equal to unused vacation pay. Ms. Marchionni is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.

Ms. Marchionni also is subject to: (a) an employee non-solicitation covenant during her employment and for 12 months thereafter; (b) a non-competition covenant during her employment and for 12 months (24 months upon a termination without Cause or resignation with Good Reason) thereafter; and (c) non-disparagement and confidentiality covenants during her employment and for 24 months thereafter.

Edgar O. Huber

On February 1, 2015, Mr. Huber resigned from the Board and from his roles as President and Chief Executive Officer of the Company. Mr. Huber’s resignation from the Board was effective as of February 1, 2015. His resignation as President and Chief Executive Officer of the Company was effective as of February 16, 2015.

In connection with his departure, Mr. Huber received: (a) the payments and benefits to which he is entitled under his executive severance agreement upon a termination of his employment by the Company without “Cause” (as defined in the Huber severance agreement) including: (1) continued payment of his $850,000 per year base salary for 24 months (subject to mitigation if Mr. Huber receives salary or fees from alternate employment during such 24-month period), (2) a lump sum payment equal to accrued vacation pay, (3) continued health and welfare insurance coverage for 24 months and (4) up to 12 months of outplacement services; (b) pursuant to a letter agreement entered into with the Company on February 1, 2015 (the “Huber Letter”) under which Mr. Huber remained employed with the Company through February 16, 2015, upon completion of such employment: (1) the amount that would be paid to him under the 2014 AIP (calculated based on actual performance for the Company’s completed fiscal year 2014) as if he remained employed through the date bonuses are otherwise paid under the AIP and (2) accelerated vesting and payment of the full amount of the $247,976.67 cash make-whole award in which he otherwise would have become vested if he had remained employed through September 1, 2015, and (c) pursuant to the Huber Letter, a payment of $5,000 in reimbursement for legal fees incurred. Mr. Huber is subject to (a) an 18-month employee non-solicitation covenant, (b) a 12-month noncompetition covenant, and (c) 24-month non-disparagement and confidentiality covenants.

Deductibility of Executive Compensation

In setting an executive’s compensation package, the Compensation Committee considers the requirements of Section 162(m) of the Code, which provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Although a significant portion of each named executive officer’s compensation may be intended, where appropriate, to qualify for deductibility under Section 162(m), in approving compensation that may not be deductible, the Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain, and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations or does not meet the “performance-based” or other requirements for deductibility under Section 162(m).

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Company’s senior executive officers. For additional information regarding the role of our Compensation Committee, see “Corporate Governance—Committees of the Board—Compensation Committee.”

In fulfilling its responsibilities, the Compensation Committee may retain compensation consultants to assist in structuring and evaluating executive compensation. The Compensation Committee has the sole authority to retain and terminate all compensation consultants and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors.

Josephine Linden, Tracy Gardner and Elizabeth Darst Leykum were each appointed to the Compensation Committee on April 3, 2014, with Mrs. Linden appointed as Chair. On October 14, 2014, Robert Galvin was appointed to the Compensation Committee and replaced Mrs. Linden as its Chair.

Role of Consultants, Advisors, and Management in Executive Compensation Decisions

The Compensation Committee has retained F.W. Cook as its independent compensation consultant. The independent consultant reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain or dismiss the consultant. The independent consultant does not provide, and during fiscal year 2014 did not provide, services to the Company in any area other than executive compensation on behalf of the Compensation Committee.

The independent consultant is expected to assist the Compensation Committee and work on its behalf on matters related to the Compensation Committee’s purposes and responsibilities as set forth in the Compensation Committee charter. The independent consultant periodically advises the Compensation Committee as to trends in executive compensation and also provides specialized studies or advice as requested with respect to executive compensation issues. In fiscal year 2014, the independent consultant conducted a competitive compensation review of our Chief Executive Officer, provided an update of compensation trends and regulatory developments, analyzed the Company’s use of various compensation elements, provided assistance with the review and design of the Company’s incentive compensation programs and assisted in the preparation of the Company’s public filings with regard to executive compensation. Representatives of the independent consultant attend Compensation Committee meetings in person or by telephone as requested, and during fiscal year 2014, regularly attended Compensation Committee meetings.

The Compensation Committee assessed the independence of F.W. Cook, including reviewing information received from F.W. Cook that addressed factors relevant to Securities and Exchange Commission and the NASDAQ Stock Market rules regarding conflicts of interest and independence, and concluded that F.W. Cook’s work for the Compensation Committee did not raise any conflict of interest and that F.W. Cook was serving as an independent consultant.

The Compensation Committee also received advice and considered the recommendations of Mr. Huber and other members of senior management in fiscal year 2014 regarding the forms and the amounts of compensation for the Company’s employees, including the named executive officers, and regarding our compensation programs generally.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015 and in this Proxy Statement.

Compensation Committee

Robert Galvin, Chair

Tracy Gardner

Elizabeth Darst Leykum

Josephine Linden

Compensation Committee Interlocks and Insider Participation

During fiscal year 2014, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company that employed or employs any member of the Compensation Committee. In addition, no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any company one of whose executive officers serves on our Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as our Chief Executive Officer or our Chief Financial Officer during fiscal year 2014 and to our three other most highly compensated executive officers for fiscal year 2014 who were executive officers at the end of the fiscal year (collectively, the “named executive officers”). The amounts shown for fiscal years 2014 and 2013 are based upon a fiscal year comprised of 52 weeks and 2012 (comprised of 53 weeks) reflects the inclusion of an additional week of compensation.

Name and Principal Position	Year	Salary(a)	Bonus(b)	Stock Awards(c)		Non Equity Incentive Plan Compensation	All Other Compensation(d)	Total
Edgar O. Huber*	2014	$833,654	$150,000	$2,000,000	**	$383,481	$258,200	$3,625,335
Former President and	2013	800,000	—	—		—	41,315	841,315
Chief Executive Officer	2012	815,385	400,000	—		—	59,531	1,274,916

Michael P. Rosera	2014	$540,192	$50,000	$520,000		$161,518	$82,545	$1,354,255
Executive Vice President,	2013	513,462	50,000	—		—	77,269	640,730
Chief Operating Officer, Chief Financial Officer and Treasurer	2012	269,231	231,250	149,974		—	104,373	754,828

Michele Donnan-Martin***	2014	$608,077	$50,000	$600,000	**	—	$21,648	$1,279,725
Former Executive Vice President, Chief Merchandising and Design Officer	2013	150,000	175,000	—		—	4,954	329,954

Steven G. Rado	2014	$295,385	$50,000	$400,000		$67,938	$24,837	$838,160
Senior Vice President, Chief Marketing Officer

Kelly Ritchie	2014	$363,576	$—	$358,750		$83,622	$7,825	$813,773
Senior Vice President,	2013	355,889	—	—		—	7,650	363,539
Employee and Customer Services	2012	355,869	50,000	—		—	7,500	413,369

*	Mr. Huber ceased serving as our President and Chief Executive Officer on February 16, 2015. Amounts include AIP but do not include other amounts paid or payable under the Huber Letter.
**	Mr. Huber’s and Ms. Donnan-Martin’s RSUs were forfeited upon ceasing employment with the Company. Such RSUs are included in the summary compensation table pursuant to SEC rules.
***	Ms. Donnan-Martin ceased serving as our Executive Vice President, Chief Merchandising and Design Officer on March 20, 2015.

(a)	The amounts in this column are actual amounts earned in the fiscal year period stated. The amounts shown have been adjusted for the number of days in the fiscal year and are not necessarily the same as the annual rate for each named executive officer. The amount shown for Mr. Rado reflects his salary from his date of hire through the end of the fiscal year.
(b)	For fiscal year 2014, the amount for Mr. Huber represents a cash bonus awarded in recognition of his significant efforts related to the Separation; the amount for Mr. Rosera represents the second installment of a cash award made pursuant to the terms of his offer letter; and the amounts for Ms. Donnan-Martin and Mr. Rado represent sign-on bonus payments made pursuant to the terms of their respective offer letters.
(c)	For fiscal year 2014, the amounts shown in this column represent the full grant date fair value of the RSU awards granted under the Company’s 2014 LTIP and the Stock Plan. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. The assumptions used in determining these amounts are set forth in Note 5 to the Company’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 30, 2015 that accompanies this Proxy Statement. The RSUs cannot be sold or otherwise transferred by the named executive officer and the underlying common stock cannot be sold or otherwise transferred until such restrictions lapse and the RSUs are settled.
(d)	For Mr. Huber, the amount for fiscal year 2014 includes a cash payment of $247,977 representing the first of two equal installments of a cash make-whole award that was granted to Mr. Huber by the Company to replace shares of unvested restricted stock of Sears Holdings and unvested cash awards granted by Sears Holdings of equivalent value that were forfeited at the time of the Separation, $7,973 in matching contributions under the Lands’ End, Inc. Retirement Plan, and $2,250 in legal fee reimbursements.
For Mr. Rosera, the amount for fiscal year 2014 includes a cash payment of $74,641 representing the first of two equal installments of a cash make-whole award that was granted to Mr. Rosera by the Company to replace shares of unvested restricted stock of Sears Holdings and unvested cash awards granted by Sears Holdings of equivalent value that were forfeited at the time of the Company’s Separation and $7,904 in matching contributions under the Lands’ End, Inc. Retirement Plan.
For Ms. Donnan-Martin, the amount in fiscal year 2014 includes $3,058 attributable to the aggregate incremental cost to the Company of round-trip fare for commercial air travel between Ms. Donnan-Martin’s primary residence in the New York area and the Madison, Wisconsin area, $1,800 attributable to the aggregate incremental cost to the Company of ground transportation between her primary residence and the airport in the New York area when commuting to Company headquarters in Dodgeville, Wisconsin and between Company headquarters and the airport in the Madison, Wisconsin area when commuting to her primary residence, $15,731 attributable to the incremental cost to the Company for housing in the Madison, Wisconsin area pursuant to the terms of her offer letter and $1,059 in matching contributions under the Lands’ End, Inc. Retirement Plan.
For Mr. Rado, the fiscal year 2014 amount represents Company-provided relocation expenses, including $6,968 in related tax gross-up payments.
For Ms. Ritchie, the fiscal year 2014 amount reflects matching contributions under the Lands’ End, Inc. Retirement Plan.
The amounts in this column do not include the discount on Lands’ End merchandise that is extended to all Lands’ End employees and directors.

Grants of Plan-Based Awards

The following table sets forth the awards granted to our named executive officers in fiscal year 2014 under the incentive plans maintained by Land’s End, Inc.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)	Grant Date Fair Value of Stock and Option Awards(b)
Name	Plan or Award(a)	Grant Date for Equity- Based Awards	Threshold	Target	Maximum
Edgar O. Huber*	2014 AIP		$250,096	$833,654	$1,667,308
	2014 LTIP	05/20/2014	—	—	—	74,822	$2,000,000
	2013 LTIP		225,000	900,000	1,800,000
	2012 LTIP		300,000	1,200,000	2,400,000
Michael P. Rosera	2014 AIP		$105,388	$351,125	$702,250
	2014 LTIP	05/20/2014	—	—	—	19,454	$520,000
	2013 LTIP		93,750	375,0000	750,000
	2012 LTIP		52,494	209,975	419,950
Michele Donnan-Martin**	2014 AIP		$118,575	$395,250	$790,500
	2014 LTIP	05/20/2014	—	—	—	22,447	$600,000
	2013 LTIP		84,274	337,095	674,190
Steven G. Rado	2014 AIP		$44,176	$147,253	$294,505
	2014 LTIP	05/20/2014	—	—	—	14,964	$400,000
Kelly Ritchie	2014 AIP		$54,536	$181,788	$363,576
	2014 LTIP	05/20/2014	—	—	—	13,421	$358,750
	2013 LTIP		65,625	262,500	525,000
	2012 LTIP		43,750	175,000	350,000

*	Mr. Huber’s awards under the 2014 LTIP, 2013 LTIP and 2012 LTIP were forfeited when his employment with the Company ceased on February 16, 2015.
**	All awards shown for Ms. Donnan-Martin were forfeited when her employment with the Company ceased on March 20, 2015.
(a)	The 2013 LTIP and 2012 LTIP awards represent transitional performance-based awards granted in 2014 designed to preserve the benefits of the Sears Holdings 2013 LTIP and 2012 LTIP awards that named executive officers forfeited in connection with the Separation.
(b)	The amounts shown in this column for the 2014 LTIP represent the full grant date fair value of the RSU awards granted under the 2014 LTIP and the Stock Plan. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. The assumptions used in determining these amounts are set forth in Note 5 to the Company’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 30, 2015. The RSUs cannot be sold or otherwise transferred by the named executive officer and the underlying common stock cannot be sold or otherwise transferred until such restrictions lapse and the RSUs are settled.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table shows the number of shares of Lands’ End common stock covered by unvested RSUs held by the named executive officers on January 30, 2015. None of the named executive officers held options to purchase shares of Lands’ End common stock on January 30, 2015.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(a)
Edgar O. Huber*	74,822	$2,595,575.18
Michael P. Rosera	19,454	$674,859.26
Michele Donnan-Martin**	22,447	$778,686.43
Steven G. Rado	14,964	$519,101.16
Kelly Ritchie	13,421	$465,574.49

*	Mr. Huber’s RSUs were forfeited when his employment with the Company ceased on February 16, 2015.
**	Ms. Donnan-Martin’s RSUs were forfeited when her employment with the Company ceased on March 20, 2015.

(a)	The market value of the outstanding RSU awards represents the product of the number of underlying shares of common stock with respect to the RSUs that have not vested multiplied by $34.69, the closing price per share of Lands’ End common stock on January 30, 2015, the last trading day of Lands’ End common stock in fiscal year 2014.

Option Exercises and Restricted Stock Vested

None of our named executive officers owned or exercised any Lands’ End stock options, or held Lands’ End restricted stock that vested, during fiscal year 2014.

Employment Arrangements

Certain components of the compensation paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table are based on our named executive officers’ offer letters that provide for their employment with Lands’ End. Set forth below are summary descriptions of the key terms of offer letters with our named executive officers that impacted fiscal year 2014 compensation. The offer letter of each of Mr. Huber, Mr. Rosera and Ms. Donnan-Martin was entered into by Sears Holdings or Lands’ End prior to the Separation at a time when Lands’ End was a wholly owned subsidiary of Sears Holdings. The Executive Severance Agreement between Sears Holdings and each of Mr. Huber, Mr. Rosera, Ms. Donnan-Martin and Ms. Ritchie was assigned to, and assumed by, Lands’ End effective as of the Separation. Each such agreement was subsequently replaced by an Executive Severance Agreement between the officer and Lands’ End. For a discussion of the severance payments and other benefits provided in connection with a qualifying termination of employment under each named executive officer’s severance agreement, see “—Potential Payments Upon Termination of Employment” below.

Mr. Huber’s Offer Letter

Mr. Huber entered into an offer letter with Sears Holdings dated July 18, 2011 that provided for his employment with Lands’ End. Mr. Huber’s initial annual base salary was $800,000, which was subsequently increased to $850,000. He was eligible for an annual incentive plan target award of 100% of his base salary and a long-term incentive plan target award of 150% of his base salary. He also received a grant of Sears Holdings restricted stock valued at approximately $1,000,000.

Mr. Rosera’s Offer Letter

Mr. Rosera entered into an offer letter from Lands’ End dated June 27, 2012. Mr. Rosera’s offer letter provided for an annual base salary of $500,000, which was subsequently increased to $520,000 and $550,000. He is eligible for an annual incentive plan target award of 65% of his base salary. Mr. Rosera’s offer letter also provided for the payment of a special cash retention bonus award of $150,000 (gross) that vests in three equal installments on the first, second and third anniversaries of his start date, provided that he is actively employed with us on the applicable payment date. Mr. Rosera’s offer letter provided for his participation in the Sears Holdings Long-Term Incentive Programs, starting with the 2012 program. He also received a grant of Sears Holdings restricted stock valued at approximately $150,000.

Ms. Donnan-Martin’s Offer Letter

Ms. Donnan-Martin entered into an offer letter from Lands’ End dated September 19, 2013 that provided for an annual base salary of $600,000, which was subsequently increased to $612,000. She was eligible for an annual incentive plan target award of 65% of her base salary. Ms. Donnan-Martin’s offer letter also provided for the payment of (1) a special incentive award for 2014 payable on or about April 15, 2015 equal to $195,000 (gross) less the actual annual incentive earned and payable for fiscal year 2014; and (2) a cash retention award of $150,000 (gross) that vests in three equal installments on the first, second and third anniversaries of her start date, in each case provided that she is actively employed with us on the applicable payment date. Ms. Donnan-Martin’s offer letter provided for her participation in the long-term incentive programs, starting with the Sears Holdings 2013 LTIP, prorated from her start date of November 4, 2013 through January 30, 2016. Under the offer letter, we provided Ms. Donnan-Martin with a corporate apartment in Madison, Wisconsin and housing and travel expenses not to exceed $50,000 per calendar year (and prorated for any partial year of employment). Amounts paid to Ms. Donnan-Martin were subject to reimbursement in the amount of 100% of the gross amount of the special incentive award and cash retention award in the event of termination by the Company for cause or termination by Ms. Donnan-Martin without good reason within 24 months of her start date.

Mr. Rado’s Offer Letter

Pursuant to his offer letter dated April 16, 2014, Mr. Rado serves as Senior Vice President, Chief Marketing Officer of the Company with an annual base salary of $400,000, plus a one-time sign on bonus of $50,000. Mr. Rado is eligible to participate in the 2014 AIP with an annual incentive opportunity of 50% of his base salary and the 2014 LTIP with a target incentive of 100% of his base salary.

Potential Payments Upon Termination of Employment

As described under “—Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” above, the Company entered into severance agreements with each of the named executive officers. The amounts shown under “—Summary Table of Potential Payments Upon Termination of Employment” below assume that such termination was effective as of January 30, 2015, the last business day of fiscal year 2014. Therefore, the tables include amounts earned through such time and are estimates of the amounts which would have been paid (subject to mitigation as applicable) to each named executive officer upon his or her involuntary termination by Lands’ End without “Cause” (as defined in the agreement) or termination by the executive officer for “Good Reason” (as defined in the agreement). The actual amounts that would have been paid to the executives can only be determined at the time of such executive’s separation from Lands’ End.

Good Reason:

For, Mr. Huber, Ms. Donnan-Martin, Mr. Rado and Ms. Ritchie, a termination by the executive officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual base salary and target AIP award from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

For Mr. Rosera, a termination by the executive officer is for Good Reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual base salary and target AIP award from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; (3) a change in structure so that executive is no longer directly reporting to the Company’s chief executive; or (4) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

Cause:

“Cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company (or its affiliates) and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) the commission by the executive officer of a felony (in certain cases defined as a felony involving moral turpitude); or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

Severance Benefits upon Termination Without Cause or for Good Reason

For Mr. Huber, base salary at the rate in effect as of the date of termination, payable in the form of salary continuation for 24 months, subject to reduction by the amount of fees, salary, wages or any other form of compensation that he earns from a subsequent employer or through self-employment during the salary continuation period.

For Mr. Rosera, base salary at the rate in effect as of the date of termination, payable in the form of salary continuation for 12 months.

For Ms. Donnan-Martin, Mr. Rado and Ms. Ritchie, base salary at the rate in effect as of the date of termination, payable in the form of salary continuation for 12 months, subject to reduction by the amount of fees, salary, wages or any other form of compensation that he or she earns from a subsequent employer or through self-employment during the salary continuation period.

For all named executive officers, continuation of active medical and dental coverage the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period, and reasonable outplacement services, mutually agreed to by the Company and the named executive officer, for a period of up to 12 months (six months for Ms. Donnan-Martin) or until subsequent employment is obtained, whichever occurs first.

A lump sum payment of unused vacation pay benefits granted to the named executive officer prior to his or her termination date.

Other Terms of Severance Agreements

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination for Cause or voluntary termination.

Under the severance agreements, the named executive officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for certain claims against the Company.

The severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. Assuming that a termination was effective as of January 30, 2015, the participating named executive officers would have been eligible to receive payments under the Company’s annual and long-term incentive programs upon death, or disability, as provided below.

Payments Pursuant to Incentive Compensation Programs

As described under “—Compensation, Discussion and Analysis” above, the Company provides annual and long-term incentive awards to our named executive officers. Payments under these programs for termination of employment are limited as described below.

Annual Incentive Plan. If a named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death), he or she will forfeit his/her 2014 AIP award, except as prohibited by law. If the employment of a named executive officer is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial criteria under the 2014 AIP are satisfied.

2012 LTIP, 2013 LTIP and 2013 Cash LTI. If any named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), he or she will forfeit his/her 2012 LTIP, 2013 LTIP and 2013 Cash LTI award, as applicable, except as prohibited by law. If any named executive officer’s employment is terminated because of death or disability, he/she will be entitled to a pro-rated payment through the termination date if performance under the 2012 LTIP or 2013 LTIP, as of the termination date, equal or exceed the applicable performance targets and the named executive officer was a participant in the applicable LTIP for at least 12 months of the relevant performance period. Any pro-ration would be based on a fraction, the numerator of which is the number of full months during the performance period in which the executive was a participant, and the denominator of which is the full number of months in the applicable performance period. With respect to the 2012 LTIP, because the target financial goals were not met as of January 30, 2015, no named executive officer participating under the 2012 LTIP would have been entitled to any payments under the 2012 LTIP awards in the event of death or disability on January 30, 2015. With respect to the 2013 LTIP, because the target financial goal had not been achieved as of January 30, 2015, no named executive officer participating in this plan would have been entitled to any payments under this plan in the event of death or disability on January 30, 2015. With respect to the 2013 Cash LTI, if any named executive officer’s employment is terminated because of death or disability, he/she will be entitled to a pro-rated payment through the termination date if the named executive officer was a participant in the 2013 Cash LTI for at least 12 months of the service period.

2014 LTIP Awards. If any named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death) he or she will forfeit his/her 2014 LTIP Awards, as applicable, except as prohibited by law. If any named executive officer’s employment is terminated because of death or disability, his or her Restricted Stock Units not previously vested will vest on a pro-rated basis through the date of termination or death, as applicable, if performance under the 2014 LTIP, as of the termination date, equals or exceeds the applicable performance targets and the named executive officer was a participant for at least 12 months of the relevant performance period. Any pro-ration would be based on a fraction, the numerator of which is the number of full months during the performance period in which the executive was a participant, and the denominator of which is the full number of months in the applicable performance period. Based on the participation requirement not having been met as of January 30, 2015, no named executive officer’s 2014 LTIP Award would have been entitled to vesting in the event of death or disability on January 30, 2015. The Stock Plan provides that, except to the extent specified in the applicable award agreement, upon a change in control involving the Company, any non-vested portion of a named executive officer’s award will fully vest in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the change in control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a named executive officer’s resignation for Good Reason.

Summary Table of Potential Payments Upon Termination of Employment

The table below summarizes the potential payouts to the named executive officers upon a termination from the Company, or under specified situations in a change in control as further described below. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions include that the termination of employment or change in control occurred on January 30, 2015 (the last day of the Company’s 2014 fiscal year), and that the value of a share of the Company’s stock on that day was $34.69, the closing price per share of the Company’s common stock on January 30, 2015. The table does not include payments and benefits that are not enhanced by the termination of employment or change in control, including under the 2012 LTIP and the 2013 LTIP.

	Salary Continuation(a)	Continuation Medical/ Welfare Benefits(b)	Unused Vacation	Outplacement	2013 Cash LTI Payment	2014 AIP Payment	2014 LTIP- Accelerated Vesting of RSUs	Total
Edgar O. Huber
Termination for Good Reason	$1,700,000	$27,252	$27,788	$8,000	—	—	—	$1,763,040
Termination without Cause	$1,700,000	$27,252	$27,788	$8,000	—	—	—	$1,763,040
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$150,000	$383,481	—	$533,481
Termination due to Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$150,000	$383,481	—	$533,481
Change in Control(c)	—	—	—	—	—	—	$2,595,575	$2,595,575

	Salary Continuation	Continuation Medical/ Welfare Benefits	Unused Vacation	Outplacement	2013 Cash LTI Payment	2014 AIP Payment	2014 LITP- Accelerated Vesting of RSUs	Total
Michael P. Rosera
Termination for Good Reason	$550,000	$13,271	$27,500	$8,000	—	—	—	$598,771
Termination without Cause	$550,000	$13,271	$27,500	$8,000	—	—	—	$598,771
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$62,500	$161,518	—	$224,018
Termination due to Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$62,500	$161,518	—	$224,018
Change in Control(c)	—	—	—	—	—	—	$674,859	$674,859

	Salary Continuation	Continuation Medical/ Welfare Benefits	Unused Vacation	Outplacement	2013 Cash LTI Payment	2014 AIP Payment	2014 LTIP- Accelerated Vesting of RSUs	Total
Michele Donnan-Martin
Termination for Good Reason	$612,000	$13,626	$30,600	$3,000	—	—	—	$659,226
Termination without Cause	$612,000	$13,626	$30,600	$3,000	—	—	—	$659,226
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability(d)	—	—	—	—	$56,182	$181,815	—	$237,997
Termination due to Retirement	—	—	—	—	—	—	—	—
Termination due to Death(d)	—	—	—	—	$56,182	$181,815	—	$237,997
Change in Control(c)	—	—	—	—	—	—	$778,686	$778,686

	Salary Continuation	Continuation Medical/ Welfare Benefits	Unused Vacation	Outplacement	2013 Cash LTI Payment	2014 AIP Payment	2014 LTIP- Accelerated Vesting of RSUs	Total
Steven G. Rado
Termination for Good Reason	$400,000	$4,286	$7,692	$8,000	—	—	—	$419,978
Termination without Cause	$400,000	$4,286	$7,692	$8,000	—	—	—	$419,978
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$67,938	—	$67,938
Termination due to Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$67,938	—	$67,938
Change in Control(c)	—	—	—	—	—	—	$519,101	$519,101

	Salary Continuation	Continuation Medical/ Welfare Benefits	Unused Vacation	Outplacement	2013 Cash LTI Payment	2014 AIP Payment	2014 LTIP- Accelerated Vesting of RSUs	Total
Kelly Ritchie
Termination for Good Reason	$365,920	$14,146	$7,037	$8,000	—	—	—	$395,103
Termination without Cause	$365,920	$14,146	$7,037	$8,000	—	—	—	$395,103
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	$43,750	$83,622	—	$127,372
Termination due to Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	$43,750	$83,622	—	$127,372
Change in Control(c)	—	—	—	—	—	—	$465,574	$465,574

(a)	Each named executive officer receives one year of salary continuation, except for Mr. Huber, who receives two years.
(b)	This amount includes the continuation of the health and welfare benefits in which each named executive officer is currently enrolled, under the condition that the officer continues to participate in these plans for one year, except for Mr. Huber which is for two years.
(c)	Assumes that (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award on January 30, 2015, or (2) the named executive officer’s employment is terminated on January 30, 2015 within 18 months following a change in control due to termination by the Company (or any acquiring entity) for any reason other than Cause or on account of the officer’s resignation for Good Reason.
(d)	Ms. Donnan-Martin forfeited her awards under the 2013 Cash LTI and the 2014 AIP when her employment with the Company ceased. Amounts shown for such awards are included in this table pursuant to SEC rules.

COMPENSATION OF DIRECTORS

From the Separation date until August 21, 2014, our Director Compensation Policy provided for an annual cash retainer in the amount of $100,000 for serving as a non-employee director of the Company, except that the Chair of the Audit Committee received an additional $10,000 annual cash retainer for that service. Effective August 22, 2014, the Director Compensation Policy was amended to provide for non-employee director compensation as follows:

Cash Compensation(1)
Annual Retainer:
Board Member	$100,000
Board Chair (additional)	$30,000
Audit Committee Chair (additional)	$20,000
All Other Committee Chairs (additional)	$10,000

(1)	Assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year,” for purposes of the Director Compensation Policy, begins on the date of our annual meeting of stockholders.

Beginning in 2015, the Director Compensation Policy provides that our non-employee directors may elect annually in advance to receive the retainer that would otherwise be payable in cash, either in whole or in part, in the form of shares of Lands’ End common stock issued under the Stock Plan or a successor plan.

The following table shows information concerning the compensation paid in fiscal year 2014 to non-employee directors who served on the Board during fiscal year 2014 following the Separation.

Name	Fees Earned or Paid in Cash(a)	All Other Compensation(b)	Total
Josephine Linden, Chairman	$51,071		$51,071
Elizabeth Darst Leykum	$53,214	$100,000	$153,214
Robert Galvin	$51,071		$51,071
Tracy Gardner	$50,000		$50,000
John T. McClain	$56,071		$56,071
Jignesh Patel	$50,000		$50,000
Jonah Staw	$50,000		$50,000

(a)	For each director, the amount of compensation reported in this column is less than the annual cash retainer amount approved under our Director Compensation Policy because fiscal year 2014 did not represent a full year of service and the amounts earned through August 21, 2014 reflected a lower compensation structure.
(b)	The amounts in this column do not include amounts attributable to the discount on Lands’ End merchandise that is extended to all Lands’ End employees and directors. For Ms. Leykum, includes a one-time cash payment of $100,000 in recognition of Ms. Leykum’s time requirements, additional responsibilities performed at the request of the Board and the Company, and the overall performance of such responsibilities and leadership in connection with the Separation, including the transition of the Company as a publicly traded company independent from Sears Holdings.

During fiscal year 2014, Mr. Huber was an employee of the Company and, as such, did not receive separate or additional compensation for his service as a director. See “Executive Compensation” for information relating to the compensation paid to Mr. Huber during fiscal year 2014.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under the heading “Item 1—Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek to link a significant portion of the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation programs, including our compensation philosophy and objectives and the compensation of our named executive officers during fiscal year 2014.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation decisions and policies regarding our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an “advisory vote on executive compensation”. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in a dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board in any way.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

ITEM 4. APPROVAL OF THE LANDS’ END, INC. UMBRELLA INCENTIVE PROGRAM

Item 4 is the approval of the Lands’ End, Inc. Umbrella Incentive Program (As Amended and Restated). Prior to the Separation the Board, and following the Separation the Compensation Committee, approved the initial Umbrella Incentive Program. In April 2015, the Compensation Committee approved certain amendments to the initial Umbrella Incentive Program, which are reflected in the Umbrella Incentive Program (As Amended and Restated) (the “Umbrella Program”), to clarify certain terms and provisions contained in the initial Umbrella Incentive Program and to include award reimbursement or “clawback” provisions in the event of a financial restatement. The following description of the material terms and conditions of the Umbrella Program is qualified by reference to the full text of the plan, which is attached hereto as Appendix A.

Purpose. The purpose of the Umbrella Program is to motivate our employees to achieve significant, lasting change that successfully positions the Company for future growth by aligning employees’ financial incentives with our financial goals.

Our Compensation Committee may make an award to an eligible employee of ours under the Umbrella Program, or from time to time may establish annual and long-term incentive plans or programs under the Umbrella Program, such as the AIP, for specific performance periods for specified groups of eligible employees, including our named executive officers, and make awards under these plans, consistent with the terms of the Umbrella Program.

Eligible Employees. Any salaried employee of ours (and certain hourly employees of ours) may be designated by our Compensation Committee to participate in the Umbrella Program and granted one or more awards under the Umbrella Program or under annual or long-term incentive programs established under the Umbrella Program. From time to time, our Compensation Committee may also designate as participants those employees who have been newly hired or promoted into the group of eligible employees. We had approximately 5,700 full and part-time employees as of February 28, 2015. Our Compensation Committee may adjust the terms and conditions of awards to these employees, in order to qualify such awards as performance-based compensation for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” if such awards are intended to meet the requirements of Code Section 162(m).

Awards under the Umbrella Program—Generally. An award may be granted under the Umbrella Program in the form of a “cash incentive award” or a “stock award.” Awards under the Umbrella Program are designed to vary commensurately with achieved performance. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of our Compensation Committee, shares of common stock of the Company having a fair market value on the payment date equivalent to the cash otherwise payable) that is contingent on the achievement of performance goals established by our Compensation Committee for the applicable performance period. A stock award is a grant of shares of common stock of the Company that is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by our Compensation Committee. Stock awards also are subject to and made in accordance with the Stock Plan. The Compensation Committee may impose other conditions, restrictions and contingencies on any cash incentive award or stock award.

Performance-Based Compensation Awards. Under the Umbrella Program, our Compensation Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in Code Section 162(m) (“performance based compensation”) and awards not so structured. An award intended to be performance based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by Code Section 162(m). The performance goals that may be used for these awards will be based on any one or more of the performance measures described below under “Performance Measures” selected by our Compensation Committee. Awards under the Umbrella Program that are intended to be performance-based compensation will be structured to meet the requirements of Code Section 162(m).

Maximum Performance-Based Awards. For awards that are intended to be performance-based compensation under Code Section 162(m), (i) the maximum value payable under all cash awards granted to any one individual (a) during any consecutive 36-month period shall not exceed $15,000,000, and (b) during any consecutive 48-month period shall not exceed $20,000,000, and (ii) the maximum number of shares underlying stock awards that may be issued is determined under the Stock Plan. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) are not subject to these limits, and the Compensation Committee is not precluded from granting awards that do not to satisfy the conditions of Section 162(m).

Performance Goals. Not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, our Compensation Committee shall establish objective written performance goals for awards intended to be performance-based compensation for purposes of Code Section 162(m). These goals will be based on one or more performance measures (described below), and may be established with respect to corporate performance; operating group or sub-group performance; individual company performance; other group or individual performance; or division performance.

A participant otherwise entitled to receive an award intended to be performance-based compensation for any performance period will not receive a settlement of the award until our Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, our Compensation Committee may not increase the amount of the payment of an award intended to be performance-based compensation.

Performance Measures. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company or its subsidiaries, and/or the past or current performance of other companies, or an index.

The terms of an award may provide that partial achievement of the performance goals may result in a payment or vesting based on the degree of achievement. In establishing any performance goals, our Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements; asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closures; domestic pension expense; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements.

To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Code Section 162(m), including the requirement that the performance goals be objectively determined.

Distribution. Subject to the provisions described below regarding termination of employment, we will distribute, in a single lump sum, the cash or shares of our common stock resulting from an award as soon as practicable after the first Compensation Committee meeting after the results of a performance period are available to our Compensation Committee. For awards intended to be performance-based compensation, we will not make any distribution before our Compensation Committee has certified the satisfaction of the performance goals and the amount to be paid to each participant. For awards not intended to be performance-based compensation, we will make distributions at the time specified by our Compensation Committee in the award.

Termination of Employment. The terms of an award (or the annual or long-term incentive program under which the award is granted) will provide the extent to which a participant may receive an award in the event of the participant’s death, disability or termination of employment. Receipt of an award in these circumstances may depend on both the reason for the termination, if applicable, and the point in the performance period at which the event occurs (subject, in the case of awards intended to be performance-based compensation, to Code Section 162(m)).

Transferability of Awards. Except as otherwise provided by our Compensation Committee, awards under the Umbrella Program are not transferable except by will or by the laws of descent and distribution.

Settlement of Awards. We may use cash, shares of our common stock, or a combination of cash and stock to satisfy our obligation to make payments and distributions with respect to awards under the Umbrella Program.

Satisfaction of our obligations under an award (sometimes referred to as “settlement” of the award) may be subject to such conditions, restrictions and contingencies as our Compensation Committee may determine, and, in the case of stock, to the terms of the Stock Plan.

Source of Awards Settled in Stock. For awards under the Umbrella Program that are settled in shares of our common stock, the shares will be distributed under a stock plan adopted by our stockholders. For this purpose, we intend to use the Stock Plan, subject to approval by our stockholders.

Administration. The Compensation Committee administers the Umbrella Program, and may make changes it considers appropriate for the effective administration of the Umbrella Program. These changes may not increase the benefits available to participants under, nor change the pre-established measures in goals approved with respect to, an award intended to be performance-based compensation. Notwithstanding anything in the Umbrella Incentive Plan to the contrary, before settlement of any award, the Compensation Committee may reduce the amount of cash or shares of our common stock to be delivered in connection with that award and, with respect to awards that are not intended to be performance-based compensation under Code Section 162(m), may change the pre-established measures in goals that have been approved for such award and increase the amount of such award or the number of shares of stock or amount of cash to be delivered in connection with such award.

Corporate Transaction or Capital Adjustment. In the event of a corporate transaction or capital adjustment affecting our common stock, our Compensation Committee may adjust awards to preserve but not increase the benefits or potential benefits of the awards. However, our Compensation Committee may not make any adjustment that would cause awards intended to be performance-based compensation to cease to qualify as such.

Reimbursement of Excess Awards. Amounts under performance-based awards made under the Umbrella Program are subject to reimbursement in the event of the restatement of the Company’s financial statements or approved performance measures due to certain errors or misconduct, to the extent permitted by governing law. The amount reimbursable would generally be the difference between the amount paid to the individual under the performance-based award and the amount that would have been paid had the award been calculated based on the financial statements or performance measures as restated.

Amendment and Termination. Our Board or Compensation Committee may, at any time, amend or terminate the Umbrella Program, and may amend any award granted pursuant to the plan. However, no amendment or termination may, without the written consent of the affected participant (or, if the participant is not then living, his or her beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date the Board or the Compensation Committee adopted the amendment or terminated the Umbrella Program. In addition, no amendment requiring stockholder approval may be made without the consent of our stockholders. However, the Compensation Committee may amend, without participant consent, the Umbrella Program and any award under the program to the extent the Compensation Committee determines the amendment is necessary to cause the program or award to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

Notwithstanding anything in the Umbrella Program to the contrary, the Compensation Committee may not amend the Umbrella Program if the amendment would cause the Umbrella Program not to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the Umbrella Incentive Plan will have the following tax consequences:

Incentive Awards. A participant will realize taxable income at the time the incentive award is distributed either in cash or shares of stock in an amount equal to the cash distributed or the fair market value of the shares on the date of distribution, and we will be entitled to a corresponding deduction, subject Code Section 162(m).

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three other most highly compensated officers (other than our chief financial officer). Amounts that constitute performance-based compensation are not counted toward the $1 million limit. Awards under the Umbrella Program and under annual and long-term incentive programs may be structured to meet the requirements of performance-based compensation under applicable tax regulations.

Code Section 409A of the Code. Awards under the compensation programs generally should not be subject to Code Section 409. If such an award were subject to those rules, and failed to conform to them, the recipient would have accelerated recognition of taxable income, and might also become liable for interest and tax penalties. Failure to satisfy those rules generally would not have an adverse tax effect on our company, but could result in violations of withholding and reporting obligations.

Withholding of Taxes. We may deduct from any payment or distribution of cash or shares under the Umbrella Program (and any annual or long-term incentive program established under the Umbrella Program) the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to us prior to, and as a condition of, making the payment or distribution. To the extent permitted by the Compensation Committee, such withholding obligations may be satisfied (a) through cash payment by the participant, (b) by having us withhold shares of our common stock from any payment under the Umbrella Program, or (c) by surrender of shares of stock that the participant already owns, provided that the number of shares used to satisfy the withholding requirement may not be more than the number required to satisfy the company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The portion of the withholding that is satisfied with shares will be determined using the fair market value of our common stock on the date as of which the amount of taxes to be withheld is determined.

The use of shares of our common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to their fair market value on the date as of which the amount of taxes to be withheld is determined. If a participant delivers previously-owned shares of our common stock to satisfy a withholding requirement, the disposition of those shares would generally result in the participant’s recognition of gain or loss for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE LANDS’ END, INC. UMBRELLA INCENTIVE PROGRAM (AMENDED AND RESTATED)

ITEM 5. APPROVAL OF THE LANDS’ END, INC. 2014 STOCK PLAN (AS AMENDED AND RESTATED)

Item 5 is the approval of the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated) (the “Stock Plan”). The Board believes that stockholder approval of the Stock Plan is in the best interests of the Company and its stockholders. Subject to approval by our stockholders, the Board of Directors approved the initial 2014 Stock Plan in March 2014 and the Compensation Committee subsequently approved amendments, including in April 2015, which are reflected in the Stock Plan. These amendments included provisions addressing the treatment of awards upon a change in control and Code Section 409A matters, prohibitions on award re-pricing and the inclusion of award reimbursement or “clawback” provisions in the event of a financial restatement.

Awards granted under the Stock Plan before our stockholders approve the Stock Plan are contingent on our stockholders approving the Stock Plan. The Stock Plan provides that the Compensation Committee in its discretion may use shares reserved for issuance as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time including the Umbrella Program. If our stockholders do not approve the Stock Plan, awards granted under the Stock Plan would be void and no shares of our common stock would be issued under the Stock Plan.

The following description of the material terms and conditions of the Stock Plan is qualified by the Stock Plan, which is included in its entirety in Appendix B to this Proxy Statement. Stockholders should refer to that appendix for complete and detailed information regarding the Stock Plan.

Awards. The Stock Plan allows for the grant of restricted stock, stock options, stock appreciation rights, stock units and other stock-based awards to eligible individuals. The Stock Plan also allows common stock of the Company to be awarded in settlement of an incentive award under the Umbrella Program (and any incentive program established thereunder).

Shares Reserved Under Stock Plan. There are 1,000,000 shares of the Company’s common stock, par value $0.01 per share (for purposes of this section, “stock”), reserved for issuance under the Stock Plan. The shares of our common stock that may be awarded under the Stock Plan are shares currently authorized but unissued, and shares which have been reacquired by the Company. As of April 7, 2015, there were outstanding awards under the Stock Plan covering 292,407 shares of stock.

Only shares of our common stock actually issued pursuant to an award under the Stock Plan will count against the reserved shares. If any restricted stock award, stock unit award, options, stock appreciation right or other stock-based award is forfeited or is settled in cash, the underlying shares will again become available for issuance. Any shares that are (a) tendered to, or withheld by, the Company to pay the exercise price of an option, (b) tendered to, or withheld by, the Company in satisfaction of any condition to a stock-based award, or (c) used to satisfy a tax withholding obligation shall again become available for issuance. If any awards are granted in substitution for outstanding awards issued by another entity and such grants are made in connection with the Company’s acquisition of that entity, the shares underlying those substitute awards will not count against the maximum number of shares of common stock reserved for issuance under the Stock Plan.

Effective Date and Termination of Plan. The Stock Plan became effective as of the effective date of the Separation, subject to stockholder approval, and will continue in effect, unless earlier terminated by our Compensation Committee, until the earlier of (1) the tenth anniversary of the date the Stock Plan was adopted by our board and (2) the date on which all of the stock reserved for issuance under the Stock Plan has been issued or is no longer available for use and all cash payments due under any Stock Unit or Other Stock-Based Award granted under the Stock Plan have been paid or forfeited.

Eligible Individuals. Any employee, non-employee Director or other individual providing advisory or consulting services to, our Company or any of our Subsidiaries, as designated by the Committee (“Eligible Individual”) is eligible to participate in the Stock Plan. We had approximately 5,700 full and part-time employees as of February 28, 2015.

Administration. The Stock Plan is administered by the Compensation Committee, to which such responsibility was delegated by the Board. The Compensation Committee has the authority to interpret the terms and intent of the Stock Plan and to make all other determinations deemed equitable under the circumstances for the administration of the Stock Plan. The Compensation Committee may allocate its responsibilities and powers to one or more members of the Board and may delegate all or any part of its responsibilities and powers to any one or more officers of the Company, subject to applicable law. The Committee may revoke any such allocation or delegation at any time.

Terms and Conditions of Restricted Stock and Stock Unit Awards. A “Restricted Stock” award is a grant of shares of our common stock that is subject to risk of forfeiture or other restrictions determined by the Committee. A “Stock Unit” award is a right to receive a payment in cash or shares based on the fair market value of the shares of stock underlying such award. An “Other Stock-Based Award” is a grant of common stock or other type of equity-based or equity-related award, including the grant of fully vested, unrestricted common stock or the grant of common stock in settlement of an award under the Umbrella Program, as determined by the Compensation Committee. Restricted Stock, Stock Unit and Other Stock-Based Awards may be subject to one or more employment, performance or other forfeiture conditions which the Compensation Committee shall determine appropriate. In the event of the participant’s termination of employment, the Compensation Committee may permit accelerated vesting or payment or other applicable terms. No Restricted Stock, Stock Unit or Other Stock-Based Awards in any combination may be made in any calendar year to an Eligible Individual (except a non-employee director) representing more than 250,000 shares of stock. No Restricted Stock, Stock Unit or Other Stock-Based Awards in any combination may be made in any calendar year to a non-employee director representing more than $250,000 in aggregate value of the stock at grant date. Separate and in addition to the above limits, no more than 250,000 shares of stock may be awarded in any calendar year to an Eligible Individual in settlement of an award under the Umbrella Program.

Dividends. A Restricted Stock or Other Stock-Based Award may include the right to receive a cash dividend with respect to the stock subject to the award. These payments may be subject to such conditions, restrictions and contingencies as the Compensation Committee establishes. If a cash dividend is paid on the shares of stock subject to the Stock Unit award, the cash dividend will be treated as reinvested in shares of stock and will increase the number of shares subject to the Stock Unit award, unless the Compensation Committee determines otherwise at the time of grant. If a stock dividend is declared on a share of Restricted Stock or Other Stock-Based Award, such stock dividend will be treated as part of the Restricted Stock or Other Stock-Based Award and will be subject to the same forfeiture conditions as the Restricted Stock or Other Stock-Based Award and will be subject to the same forfeiture conditions as the Restricted Stock or Other Stock-Based Award. If a stock dividend is paid on the shares of stock subject to a Stock Unit, the dividend shall increase the number of shares of stock subject to the Stock Unit award, unless the Compensation Committee determines otherwise at the time of grant. Unless otherwise set forth in the Stock Agreement, Eligible Individuals will have the right to vote shares of Restricted Stock or Other Stock-Based Award but will not have the right to vote with respect to shares covered by a Stock Unit award.

Terms and Conditions of Options and Stock Appreciation Rights. An “option” is a right to purchase a specified number of shares of stock, upon the satisfaction of certain exercise conditions, at an exercise price not less than the fair market value of a share of stock on the date the option is granted. Options granted under the Stock Plan may be either incentive stock options (“ISOs”), which qualify for certain tax favored treatment under the Internal Revenue Code if certain conditions are satisfied, or nonqualified stock options (“NSOs”). A “stock appreciation right” is a right to the appreciation in the fair market value of a share of stock in excess of the share value for such share designated at the time of grant, which may be no less than the fair market value of a share of stock on the grant date. The Compensation Committee may make an option or a stock appreciation right subject to certain conditions, including performance-based vesting conditions. The Compensation Committee may include in the option or stock appreciation right agreement the right to exercise an option or a stock appreciation right following termination of employment or service. No option or stock appreciation right may be exercisable more than ten years from the grant date. Upon exercise of a stock appreciation right, an Eligible Individual will receive a payment in cash or stock or a combination of the two, equal to the product of (1) the number of shares of stock underlying the stock appreciation right and (2) the excess of the fair market value of a share of stock on the exercise date and the share value assigned on the date of grant. Holders of options or stock appreciation rights will not be entitled to receive dividend equivalents with respect to such award. An Eligible Individual (except a non-employee director) may not be granted options or stock appreciation rights representing more than 500,000 shares of stock in any calendar year. A non-employee director may not be granted options or stock appreciation rights in any calendar year representing more than $250,000 in aggregate value at grant date(s), based on the accounting value as recognized by the Company.

No stock option or stock appreciation right may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described under “Corporate Transactions” below.

Performance Based Awards. If the Compensation Committee intends for an award granted under the Stock Plan to qualify as performance based compensation within the meaning of Code Section 162(m), not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, the Compensation Committee will establish objective written performance goals for such award. A participant otherwise entitled to receive an award intended to be performance-based compensation will not receive a settlement of the award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, the Compensation Committee may not increase the amount of the payment of an award intended to be performance-based compensation.

Performance measures may be based on one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closings; domestic pension expense; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; investment income or loss; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Code Section 162(m).

Transferability of Awards. Restricted Stock, Stock Unit and Other Stock-Based Awards under the 2013 Stock Plan are not transferable except by will or by the laws of descent and distribution, except as otherwise provided in the related stock agreement. Except as otherwise provided by the Compensation Committee, no option or stock appreciation right shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Compensation Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) will be conditioned on the transfer not being made for value or consideration.

Corporate Transactions. The Compensation Committee will make equitable adjustments to reflect any corporate transactions, which may include (a) adjusting the number, kind, or class (or any combination thereof) of shares of stock reserved for issuance under the Stock Plan or underlying outstanding awards granted under the Stock Plan and the grant limitations (described above), as well as applicable option and stock appreciation right exercise prices, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Compensation Committee determines to be equitable. A corporate transaction includes, without limitation, any dividend (other than a cash dividend that is not an extraordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, Separation, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company or other similar corporate transaction.

In the event of a change in control (as defined in the Stock Plan), except to the extent specified in the applicable award agreement, an Eligible Individual’s award will fully vest if (i) the surviving, successor or purchasing entity fails to assume the award or provide a substantially equivalent replacement award, or (ii) the Eligible Individual’s employment terminates within 18 months following a change in control for any reason other than for “cause” (as defined in the Stock Plan) or for “good reason” (as defined in the Stock Plan).

Reimbursement of Excess Awards. Amounts under performance-based awards made under the Stock Plan are subject to reimbursement in the event of the restatement of the Company’s financial statements or approved performance measures due to certain errors or misconduct, to the extent permitted by governing law. The amount reimbursable would generally be the difference between the amount paid to the Eligible Individual under the performance-based award and the amount that would have been paid had the award been calculated based on the financial statements or performance measures as restated.

Amendment and Termination of the Stock Plan. The Board or Compensation Committee may, at any time, amend, modify, suspend or terminate the Stock Plan, and may amend any award agreement under the Stock Plan, provided that without the approval of stockholders of the Company, no amendment or modification to the Stock Plan may (i) materially modify the Stock Plan in a way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable or (ii) modify the Stock Plan’s prohibitions on the repricing of stock options and stock appreciation rights. Furthermore, no amendment, modification, suspension or termination may, without the written consent of an affected participant or beneficiary, materially adversely affect the rights of a participant or beneficiary under any vested and outstanding award, except to the extent necessary to comply with applicable law.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the Stock Plan will have the following tax consequences:

Restricted Shares, Stock Units, and Other Stock-Based Awards. Restricted Stock that are subject to a substantial risk of forfeiture generally result in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the Restricted Stock at the time the restrictions lapse. A recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of Stock Units or an Other Stock-Based Award will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of the foregoing cases, the Company will have a corresponding deduction at the same time the participant recognizes such income, provided that the award satisfies the requirements of Code Section 162(m) (described below), if applicable.

Options. Generally, a participant receiving an option grant will not recognize income at the time of grant. Upon the exercise of an NSO, the participant will generally recognize ordinary income equal to the excess of the then fair market value of the shares acquired over the exercise price paid. A participant will generally recognize no income upon the exercise of an ISO, although the alternative minimum tax may apply. Instead, upon a disposition of the shares received upon the exercise of an ISO after satisfying certain holding period requirements, the participant will generally recognize long-term capital gain in an amount equal to the excess, if any, of the sales price of such shares over the exercise price paid. To receive such capital gain treatment, the sale must occur no earlier than one year from the date of exercise of the ISO and two years from the date the ISO was granted. If either of these holding periods is not satisfied at the time any shares acquired upon the exercise of an ISO are disposed of, the participant will generally recognize ordinary income in the amount equal to the excess of the fair market value of the shares sold at the date of exercise over the exercise price paid. If the sales price exceeds such fair market value, the excess shall be treated as long-term capital gain if such shares have been held for at least one year from the date of exercise, and short-term capital gain if they have not been held for at least one year. However, if the sales price is less than the fair market value of such shares at the date of exercise, the amount of ordinary income recognized will be limited to the excess of the amount realized upon such sale over the participant’s adjusted basis in such shares. In each of the foregoing cases, the Company will have a corresponding deduction at the same time and to the extent that the participant recognizes any ordinary income, subject to the requirements of Code Section 162(m), if applicable.

Stock Appreciation Rights. Generally, a participant receiving a stock appreciation right will not recognize income at the time of grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income at the time it is received. If a participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the share value designated at the time of grant will be taxed as ordinary income at the time the stock is received. In either case, the Company will be entitled to a corresponding deduction when the participant recognizes such income, provided that the award satisfies the requirements of Code Section 162(m), if applicable.

Section 162(m). A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three most highly compensated officers (other than our chief financial officer). Amounts that constitute “performance-based compensation under Code Section 162(m)” are not counted toward the $1 million limit.

The foregoing discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Stock Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Stock Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Stock Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

New Plan Benefits

The benefits and amounts that will be received by or allocated to participants under the Stock Plan are not determinable because the types and amounts of awards and selection of participants are subject to the Compensation Committee’s future determination. In 2014, however, the Compensation Committee awarded grants under the Stock Plan, subject to the Stock Plan’s approval by our stockholders. Information about the currently outstanding grants is reflected below.

Name and Position	Number of RSUs	Dollar Value(1) ($)

Michael P. Rosera Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary	19,454	520,000

Steven G. Rado Senior Vice President, Chief Marketing Officer	14,964	400,000

Kelly Ritchie Senior Vice President, Employee and Customer Services	13,421	358,750

Executive Group	133,708	4,353,690

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	158,699	4,460,738

(1)	Reflects the grant date fair value of the awards.

Equity Compensation Plan Information

The following table reflects information about securities authorized for issuance under the Company’s equity compensation plans as of January 30, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	240,347	—	759,653

Total	240,347	—	759,653

(1)	Represents shares of common stock that may be issued pursuant to awards of RSUs under the Stock Plan.
(2)	The numbers shown reflect the forfeiture of Mr. Huber’s RSUs when his employment with the Company ceased, but otherwise exclude shares covered by an outstanding plan award that, subsequent to January 30, 2015, ultimately are not delivered on an unrestricted basis (for example, because the award is forfeited, canceled or used to satisfy tax withholding obligations). Outstanding awards are subject to stockholder approval of the Stock Plan, which the Company is seeking at the Annual Meeting.
(3)	The RSUs do not have exercise prices.

ITEM 6. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 6 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending January 29, 2016. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Independent Registered Public Accounting Firm Fees

Deloitte is the first independent registered public accounting firm retained by the Company following the Separation. During fiscal year 2013 and fiscal year 2014 prior to the Separation, Deloitte performed audit services for Sears Holdings consisting primarily of services associated with the pre-Separation audit of the combined financial statements as of January 31, 2014 and February 1, 2013 and for the three fiscal years ended January 31, 2014 of the Lands’ End business of Sears Holdings that were included in the Company’s Registration Statement on Form 10, as amended, filed with the SEC, as well as interim financial statement reviews and services associated with our Form 10. For these pre-Separation services, Sears Holdings paid Deloitte audit fees in the amount of $1,627,100 for fiscal 2013 and $175,000 for fiscal year 2014.

The following table shows the fees paid or accrued after the Separation by the Company and its subsidiaries for the audit and other services provided by Deloitte and its affiliates for fiscal year 2014

Fiscal Year 2014
Audit Fees(1)	$1,667,000
Audit-Related Fees	—
Tax Fees(2)	26,600
All Other Fees	—

Total	$1,693,600

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated and combined financial statements, review of interim financial statements, statutory audits, and other SEC matters.
(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance services related to international income and other tax return assistance.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by its charter and the rules of the SEC. For each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee evaluates known potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approves or rejects each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements with related fees of up to $100,000 on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual fee estimate but not specifically approved. If the Chair so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ listing rules. The Audit Committee Charter complies with the NASDAQ listing rules.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements and internal control over financial reporting, and expressing opinions on (i) the conformity of the financial statements with GAAP; and (ii) the effectiveness of the internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Lands’ End, Inc. for the fiscal year ended January 30, 2015 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Lands’ End, Inc. be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 30, 2015.

Audit Committee

John T. McClain, Chair

Robert Galvin

Josephine Linden

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee Charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationship with Sears Holdings

Since the Separation, Lands’ End has operated separately from Sears Holdings as an independent public company. Prior to the Separation, we were a wholly owned subsidiary of Sears Holdings. In addition, one of our stockholders, ESL Investments, Inc., together with related entities as a group currently beneficially owns significant portions of both our and Sears Holdings’ outstanding common stock. Accordingly, Sears Holdings is considered a related party both prior to and subsequent to the Separation.

Prior to the Separation, we entered into certain agreements with Sears Holdings or its subsidiaries to effect the Separation and to provide a framework for our relationship with Sears Holdings after the Separation, as well as to provide for the allocation between us and Sears Holdings of Sears Holdings’ assets, employees, liabilities and obligations (including its investments, property and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation. The following is a summary of the terms of the material agreements that we have entered into with Sears Holdings or its subsidiaries. When used in this section, “Separation date” refers to April 4, 2014, the date on which Sears Holdings distributed our common stock to the holders of Sears Holdings common stock. The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

Separation and Distribution Agreement

In connection with the Separation, we entered into a separation and distribution agreement with Sears Holdings that governed our separation from Sears Holdings. It also sets forth other agreements that govern certain aspects of our relationship with Sears Holdings following the Separation.

The separation and distribution agreement sets forth the distribution mechanics and conditions thereto and identifies the assets transferred, the liabilities assumed and the contracts assigned to each of Lands’ End and Sears Holdings in connection with the Separation. It also governs when and how these transfers, assumptions and assignments occurred. It addresses the treatment of outstanding accounts between Lands’ End and Sears Holdings, contains releases and provides a dispute resolution mechanism for disputes that may arise under the separation and distribution agreement or other agreements entered into between Sears Holdings or its subsidiaries and Lands’ End in connection with the distribution. Generally, assets and liabilities attributable to the Lands’ End business were retained by or assigned to Lands’ End and assets and liabilities not attributable to Lands’ End’s business were retained by or assigned to Sears Holdings or one of its subsidiaries. All assets were transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, and that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests, or judgments are not complied with.

Each party is obligated to indemnify the other for all liabilities (including third-party claims) actually incurred or suffered by the other relating to their respective assumed liabilities (and related guarantees, indemnification or contribution obligations), breaches of the separation and distribution agreement and certain ancillary agreements and untrue statements or omissions of material facts relating to its respective disclosures relating to the Separation. Lands’ End also is obligated to indemnify Sears Holdings for liabilities relating to any Lands’ End-branded gift card.

Transition Services Agreement

Lands’ End and Sears Holdings Management Corporation (“SHMC”), a wholly owned subsidiary of Sears Holdings, are party to a transition services agreement pursuant to which Lands’ End and SHMC and their respective affiliates provide to each other, on an interim, transitional basis, various services, including, but not limited to, tax services, logistics services, auditing and compliance services, inventory management services, information technology services and continued participation in certain contracts shared with SHMC or other subsidiaries of Sears Holdings. Lands’ End pays to SHMC certain fixed fees, plus certain additional fees for services as requested and as used, and expenses for the services. In addition, a subsidiary of Sears Holdings purchases from the Company inventory for sale at a Kmart location. The services generally commenced on the Separation date and will terminate up to 12 months following the Separation date, subject to extension for certain services.

Lands’ End is obligated to indemnify SHMC from liabilities for third-party claims arising from the transition services agreement, including Lands’ End’s use of the shared contracts, except to the extent that the claims are found to have resulted from SHMC’s negligence or breach of the agreement. SHMC is obligated to indemnify Lands’ End from liabilities for third-party claims that result from SHMC’s negligence or from infringement of an SHMC copyright or trade secret, except to the extent that the claims are found to have resulted from Lands’ End’s negligence, breach of the agreement, or, with respect to infringement claims, from Lands’ End’s unauthorized use or distribution of the property.

Subject to certain exceptions, SHMC’s total liability under the transition services agreement is generally limited to the fees received by SHMC under the agreement during the six months prior to the date the claim arose. The transition services agreement also provides that neither SHMC nor Lands’ End will be liable to the other for any special, indirect, incidental or consequential damages.

Tax Sharing Agreement

Lands’ End and Sears Holdings are party to a tax sharing agreement, which generally governs Sears Holdings’ and Lands’ End’s respective rights, responsibilities and obligations after the Separation with respect to liabilities for U.S federal, state, local and foreign taxes attributable to the Lands’ End business. In addition to the allocation of tax liabilities, the tax sharing agreement addresses the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Generally, Sears Holdings is liable for all pre-Separation U.S. federal, state and local taxes, other than non-income taxes that are accrued and unpaid as of the Separation date. Lands’ End generally is liable for all other taxes attributable to its business, including all foreign taxes. Under the tax sharing agreement, there are restrictions on the ability of the parties to take actions that could cause the Separation to fail to qualify for tax-free treatment under the Code. These restrictions may prevent each party from entering into transactions that might be advantageous to the parties or their stockholders.

Master Lease Agreement and Master Sublease Agreement

Lands’ End and Sears, Roebuck and Co. (“Sears Roebuck”), a subsidiary of Sears Holdings, are party to a master lease agreement and a master sublease agreement pursuant to which Sears Roebuck or one of its affiliates leases or subleases to us the premises for the Lands’ End Shops at Sears. The master lease agreement and master sublease agreement, as applicable, set forth the terms and conditions on which we are permitted to occupy certain space within the Sears stores in order to operate our Lands’ End Shops at Sears. The agreements provide us rights to use the space in which our stores operate and we pay rent directly to Sears Roebuck or one of its affiliates. The length of the term of each lease was determined separately for each Lands’ End Shop at Sears we operate. Most of the leases have a term of four to six years from the date of the Separation, expiring January 31, 2019, although a portion of the leases have shorter terms. Sears Roebuck or one of its affiliates have certain rights to relocate our leased premises within the building in which such premises are located, subject to certain limitations, including our right to terminate the applicable lease by written notice within 30 days of receiving notice of relocation if we are not satisfied with the new premises. In the event of such relocation, Sears Roebuck or one of its affiliates will pay our reasonable moving expenses. Sears Roebuck may terminate without liability the lease with respect to a particular Lands’ End Shop if the overall Sears store in which such Lands’ End Shop is located is closed or sold, subject to Sears Roebuck providing at least 90 days prior written notice. We are not permitted to assign or sublease the leased premises. The estimated total rent (assuming no early terminations or renewals) for the Lands’ End Shops at Sears locations from fiscal year 2015 through fiscal year 2019 is currently expected to be approximately $101.7 million.

Lands’ End Shops at Sears Retail Operations Agreement

Lands’ End and Sears Roebuck are party to a Lands’ End Shops at Sears retail operations agreement to support our Lands’ End Shops at Sears. Pursuant to the retail operations agreement, a subsidiary of Sears Holdings provides us with certain retail operation support services, including providing sales and floor support personnel, access to point-of-sale and other information technology systems, logistics and warehousing support and other support services, for which Lands’ End pays to Sears Roebuck the fees specified in the agreement. Lands’ End’s existing field management oversees Lands’ End Shops at Sears and Lands’ End Inlet store operations. Each party is obligated to indemnify the other against third-party claims relating to certain infringement or misconduct, and in the case of Lands’ End, in certain respects relating to the Lands’ End Shops at Sears, Lands’ End merchandise and intellectual property rights. The retail operations agreement terminates with respect to individual Lands’ End Shops at Sears upon expiration or termination of their respective leases or closure of the associated Sears Holdings store location. Sears Roebuck may also terminate the retail operations agreement for certain defaults by Lands’ End that are not cured within 10 days’ written notice or if Lands’ End breaches the other ancillary agreements other than the co-location and services agreement (or if any such ancillary agreement is wrongfully terminated by Lands’ End or terminated by the Sears Holdings counterparty for breach) or if Lands’ End assigns the agreement in violation of its terms.

Shop Your Way Retail Establishment Agreement

Lands’ End and SHMC are party to a Shop Your Way retail establishment agreement that governs our participation in the Shop Your Way program. Under this agreement, SHMC issues rewards points to Shop Your Way members when they purchase program-eligible merchandise and services from us and we accept rewards points redemptions from members as full or partial payment for eligible merchandise and services purchased from us. We pay SHMC an agreed-upon fee for points issued in connection with the purchase of program-eligible merchandise and service from us and, depending on the applicable burn rate for the quarter (i.e., ratio of points redeemed in Lands’ End formats to points issued in Lands’ End formats in the previous 12 months), we pay additional fees to SHMC or SHMC reimburses fees to us for points redeemed in Lands’ End formats, as set forth in the agreement. At our election, SHMC will provide us program-related marketing and analytic services. Lands’ End and SHMC jointly own transaction information related to purchases made by Shop Your Way members in Lands’ End formats, while all information relating to members of the program and the program itself are owned by SHMC. We are permitted to engage in promotional, marketing, loyalty or other similar activities outside the Shop Your Way program so long as such activities do not conflict with, and are not promoted in the aggregate more prominently or comprehensively than, the Shop Your Way program. Each party is obligated to indemnify the other against third-party claims, including relating to negligence, recklessness or willful misconduct, breach of agreement, fraud, acts or omissions requested by the other party, or intellectual property violating or infringing the rights of a third party.

The agreement expires on the third anniversary of the Separation date and either party may terminate the agreement for a material breach that is not cured within 30 days of receipt of notice by the breaching party, and SHMC may terminate the agreement for cause if Lands’ End fails to accept certain complying changes to the program or if a prohibited stockholding change of Lands’ End occurs.

Co-Location and Services Agreement

From the Separation date until July 2014, Lands’ End contracted with SHMC to have SHMC host and support certain redundant information technology hardware at the Sears Data Center in Troy, Michigan, for disaster mitigation and recovery efforts.

Financial Services Agreement

Lands’ End and SHMC are party to a financial services agreement pursuant to which Sears Holdings provides us with certain payment processing support services, including store credit services for our Lands’ End at Sears locations, at the fees for which Sears Holdings receives such services from certain third party providers. The financial services agreement may be terminated by either party for convenience upon 45 days’ written notice or for a material breach that is not cured within 30 days of receipt of notice by the breaching party; provided that if SHMC terminates solely for convenience, then Lands’ End will have up to a year to transition to a new processor. SHMC may also, in its sole discretion, terminate or modify on (if reasonably practicable) 30 days’ prior written notice any service related to credit card or debit card processing if the applicable card issuer or processor determines that Lands’ End is not entitled to process credit or debit payments or has breached the applicable processing agreement.

Buying Agency Agreement

Lands’ End and Sears Holdings Global Sourcing, Ltd. (“SHGS”), a wholly owned subsidiary of Sears Holdings, are party to a buying agency agreement pursuant to which SHGS provides us with certain foreign buying office support services, on a non-exclusive basis, including vendor selection and screening, contract negotiation support and quality control services. SHGS receives a fee equal to a certain percentage of the price of goods sourced through SHGS. There are annual minimum commissions payable to SHGS during the first two years. Minimum commissions for any renewal periods would be subject to negotiation at the time of renewal. The initial term of the buying agency agreement will expire on January 31, 2016. If we have earned and paid certain minimum commissions to SHGS during the term and are not in breach of the agreement, we have the option to extend the agreement for a period of one year, subject to a maximum of three such renewal periods.

Lands’ End is obligated to indemnify SHGS from liabilities for third party claims arising from the buying agency agreement, except to the extent that the claims are found to have resulted from SHMC’s negligence or breach of the agreement. SHGS is obligated to indemnify Lands’ End from liabilities for third party claims that result from SHGS’s negligence or from infringement of an SHGS copyright or trade secret, except to the extent that the claims are found to have resulted from Lands’ End’s negligence, breach of the agreement, or, with respect to infringement claims, from Lands’ End’s unauthorized use or distribution of the property.

Subject to certain exceptions, the buying agency agreement provides that neither party will be liable to the other for any special, indirect, incidental or consequential damages. SHGS’s sole liability for any errors and omissions in the services under the buying agency agreement is limited to the aggregate commissions it received under the agreement during the six months prior to the date the claim arose.

Lands’ End Business Outfitters Sales

The Company sells uniforms and work-related clothing to Sears Holdings from time to time.

Call Center Services

SHMC contracts with Lands’ End to have Lands’ End provide certain call center services in support of the Shop Your Way program in exchange for certain fees based on the types of services provided. These fees include charges for handling inbound and outbound phone calls, certain email and regular mail contacts, personnel training fees, online chat engagement and setup and execution of certain outbound call programs. The agreement expires in 2017.

Each party is obligated to indemnify the other against third-party claims arising out of a party’s negligence or willful misconduct, breach of the agreement, infringement of intellectual property or breach of law and related claims and legal proceedings.

Sears Marketplace—Local Marketplace—MyGofer Fulfilled By Merchant (FBM) Seller Agreement

SHMC and Lands’ End are parties to a marketplace agreement which governs the terms and conditions under which Lands’ End may sell products through certain Sears Holdings websites in exchange for a commission payable to SHMC in the amount of 15% of the sales price of goods sold.

Each party is obligated to indemnify the other against third-party claims including those arising out of injury to person or property, hiring and employment disputes, breach of the agreement or of law and related claims and legal proceedings. This agreement continues until terminated by either party with 30 days’ prior written notice to the other party. Upon termination, SHMC will refund to Lands’ End any pro-rated monthly fees collected.

Gift Card Services Agreement

Lands’ End and SHC Promotions LLC (“SHCP”), a wholly owned subsidiary of Sears Holdings, are parties to a gift card services agreement pursuant to which SHCP provides certain services relating to the issuance, use and settlement of gift cards and gift certificates to Lands’ End. The gift card services agreement was amended in connection with the Separation, and provides for, among other things, arm’s-length pricing based on a mutually beneficial arrangement for both parties, with selling fees of 1% and redemption fees of 3% for SHCP gift cards issued prior to the Separation; cross selling of Lands’ End and Sears Promotions logo cards (with cash and related liabilities transferred to the ultimate obligor); and cross redemption of Lands’ End and SHCP logo cards (with cash and related liabilities transferred to the redeeming party’s books). Under the separation and distribution agreement, Lands’ End also is obligated to indemnify Sears Holdings for all liabilities relating to any Lands’ End-branded gift card. The issuance services may be terminated by either party for convenience with 30 days’ prior written notice, upon which the other services (excluding certain obligations relating to Lands’ End offering gift cards and gift certificates for sale and redemption) provided for under the gift card services agreement would continue until the earlier of 12 months from termination or the date upon which all activated Lands’ End-branded gift cards have been redeemed. The parties may agree to discontinue redeeming each other’s gift cards, provided that consumer notices will be posted for a period of time prior to discontinuance.

Amounts due to or from Sears Holdings are non-interest bearing, and generally settled on a net basis. Amounts paid to Sears Holdings related to retail services and rent for Lands’ End Shops at Sears, participation in the Shop Your Way program, global sourcing buying agency services, and corporate services were approximately $75.5 million during fiscal year 2014, excluding pass-through amounts paid to Sears Holdings in satisfaction of the Company’s payment obligations to third parties under contracts shared with Sears Holdings. During fiscal year 2014, Sears Holdings paid to Lands’ End approximately $10.0 million related to call center services and commissions and approximately $2.0 million for uniforms and work-related clothing. During fiscal year 2014 following the Separation, Sears Holdings also paid the Company approximately $708,000 for inventory sold to Kmart.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2016 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2016 Annual Meeting of Stockholders, your stockholder proposal must be delivered to the Company not later than December 22, 2015 and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2016 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2015 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2016 Annual Meeting.

If you want to submit a stockholder proposal for our 2016 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date of the 2015 Annual Meeting of Stockholders. However, if the date of the 2016 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2016 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Lands’ End, Inc., 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: General Counsel and Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to Lands’ End. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2014.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville,

Wisconsin 53595, Attn: General Counsel and Corporate Secretary. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Annual Report on Form 10-K and its exhibits on-line at the SEC website at http://www.sec.gov/ or on our website at www.landsend.com.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the shares they represent in accordance with the recommendation of the Board of Directors.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of Lands’ End are considered to be of the greatest importance by Lands’ End. Even if you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

Appendix A

LANDS’ END, INC.

UMBRELLA INCENTIVE PROGRAM

(As Amended and Restated)

A-i

LANDS’ END, INC.

UMBRELLA INCENTIVE PROGRAM

SECTION  1

GENERAL

1.1. Purpose. The Lands’ End, Inc. Umbrella Incentive Program (As Amended and Restated) (the “UIP”) is a performance-based program. The UIP is designed to motivate the salaried employees of Lands’ End, Inc., a Delaware corporation (the “Company”) and their Subsidiaries, to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the UIP align Participants’ financial incentives with the financial goals of the Company. Awards under the UIP are designed to vary commensurately with achieved performance. Both Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Code (“Code Section 162(m)”) and Awards not so structured may be issued hereunder. The UIP is subject to approval of the shareholders in accordance with, and to the extent required under, Code Section 162(m). The UIP initially was effective as of the Effective Time as defined in the Separation and Distribution Agreement by and between Sears Holdings Corporation (“Sears Holdings”) and the Company (the “Effective Date”), and the UIP (As Amended and Restated) was adopted by the Committee on April 9, 2015.

The Committee may make an Award to an Eligible Employee under the UIP, or from time to time may establish under the UIP annual and long-term incentive plans for specific performance periods for specified groups of Eligible Employees, and make Awards under such plans, consistent with the terms of the UIP. References throughout this document to Awards under the UIP shall also refer to Awards under any annual or long-term incentive plan established pursuant to the UIP. All Awards hereunder, including Awards under any annual or long-term incentive plan established pursuant hereto, that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder are contingent on shareholder approval of the UIP, as provided in subsection 3.1.

1.2. Operation, Administration, and Definitions. The operation and administration of the UIP, including the Awards made under the UIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the UIP shall be defined as set forth in the UIP (including the definitional provisions of Section 9).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. The term “Eligible Employee” means those salaried employees of the Company or a Subsidiary who are designated as Eligible Employees by the “Committee” (as such term is defined in subsection 6.2 and further described in Section 7). Subject to the terms and conditions of the UIP, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the UIP, and thereby become “Participants” in the UIP. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the term “Eligible Employee” shall mean those salaried and hourly employees of the Company or a Subsidiary who are designated as Eligible Employees under the terms of the applicable annual incentive plan or long-term incentive plan and thereby become “Participants” under such incentive plan.

2.2. New Hires. The Committee may designate as Participants those salaried employees whom the Committee determines have been newly hired or promoted into the group of Eligible Employees, provided that the terms and conditions of Awards to such individuals shall be subject to such adjustments as the Committee deems necessary or desirable to qualify such Awards as performance-based compensation for purposes of Code Section 162(m), if such Awards are intended to meet the requirements of Code Section 162(m) and the regulations thereunder. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the eligibility of newly hired employees shall be determined in accordance with the terms of the applicable incentive plan.

SECTION 3

AWARDS

3.1. Awards. An Award may be granted under the UIP in the form of a “Cash Incentive Award” or a “Stock Award”.

(a) A Cash Incentive Award is a grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having Fair Market Value, as of the date of payment, equivalent to the cash otherwise payable) that is contingent upon achievement of performance goals for the applicable performance period, as established by the Committee.

(b) A Stock Award is a grant of shares of Stock, which grant shall be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Committee. For the avoidance of doubt, Stock Awards granted under the UIP shall be subject to the terms and conditions of, and be made in accordance with, the Stock Plan (as defined herein).

The grant of an Award may also be subject to such other conditions, restrictions and contingencies as determined by the Committee. Except as otherwise provided in this Section 3, Awards are intended to be “performance-based compensation” as that term is used in regulations issued under Code Section 162(m), and shall comply with the requirements of this Section 3 to the extent such compliance is determined by the Committee to be required for the Awards to be treated as performance-based compensation. With respect to Awards that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), any such Award shall be contingent upon shareholder approval of the UIP, or any amendment to the UIP requiring shareholder approval, in accordance with, and to the extent required under, Code Section 162(m). Except as provided under Code Section 162(m), no amount shall be paid under any such Award unless and until such shareholder approval has been obtained.

3.2. Maximum Amount. For Awards that are intended to be performance-based compensation under Code Section 162(m) and the regulations issued thereunder: (A) the maximum value payable under all Cash Awards granted to any one individual during any (i) consecutive thirty-six (36) month period shall not exceed $15,000,000, and (ii) consecutive forty-eight (48) month period shall not exceed $20,000,000; and (B) the maximum number of shares of Stock corresponding to a Stock Award shall be determined under the Stock Plan. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder are not subject to the foregoing limits.

3.3. Performance Goals. The performance goals established for the performance period established by the Committee with respect to Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures described in subsection  3.6, below

3.4. Attainment of Performance Goals. A Participant otherwise entitled to receive an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any performance period shall not receive a settlement of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder.

3.5. Partial Achievement. The terms of an Award may provide that partial achievement of the performance goals may result in a payment or vesting based upon the degree of achievement.

3. 6. Performance Measures.

(a) Generally. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index. For the avoidance of doubt, any performance measures that are financial metrics will be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or will be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(b) Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with subsection 3.3, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) extraordinary, unusual, and/or infrequently occurring items of gain or loss; (iv) gains or losses on acquisitions or divestitures or store closings; (v) domestic pension expenses; (vi) noncapital, purchase accounting items; (vii) changes in tax or accounting principles, regulations or laws; (viii) mergers or acquisitions; (ix) integration costs disclosed as merger related; (x) accruals for reorganization or restructuring programs; (xi) investment income or loss; (xii) foreign exchange gains and losses; and (xiii) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects Awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

3.7. Non-Performance-Based Compensation. Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting Awards that are not intended to be performance-based compensation under Code Section 162(m) and the regulations thereunder; provided, however, that, at the time of grant of Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder. To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation under Code Section 162(m) and the regulations thereunder, such provisions shall not apply to any Award which is not intended to satisfy such performance-based compensation requirements.

SECTION 4

DISTRIBUTION

4.1. General. Subject to Sections 5 and 6, the shares of Stock or the cash that result from an Award, granted with respect to a particular performance period, shall be distributed, in a single lump sum, as soon as practicable after the first Committee meeting after the results for the applicable performance period are available to the Committee (or in the case of Awards not intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder, such time as specified by the Committee in the Award). Notwithstanding anything herein to the contrary, as to Awards intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant. Further, each Award shall be paid to each Participant no later than the date that is the 15th day of the third month following the last day of the relevant performance period or such other date as required by Code Section 409A to avoid treatment of the Award as deferred compensation subject to Code Section 409A. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

4.2. Termination and Other Provisions. All distributions are subject to the provisions of Sections 5 and 6, below.

SECTION 5

TERMINATION

5.1. Termination of Employment Event. The effect of death, disability, or termination of employment on a Participant’s right to receive an Award (whether payable in cash or Stock) shall be determined by the Committee under the terms of the Award (or the terms of the annual or long term incentive plan under which the Award is granted) and may depend both on the reason for the termination, if applicable, and the point in the performance period at which the event occurs, subject to the requirements of Code Section 162(m) and the regulations thereunder in the case of Awards intended to constitute performance-based compensation under that Code Section.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Source of Awards. In the case of Awards under the UIP that are settled in shares of Stock, such shares shall be distributed under the Stock Plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan). In the event of any conflict between this document and the Stock Pan, the provisions of the Stock Plan shall govern.

6.2. Committee. The UIP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), as further described at Section 7. Any determinations by the Committee regarding the UIP are binding on all Participants. The Committee may make changes that it deems appropriate for the effective administration of the UIP. Subject to subsection 6.3, these changes may not increase the benefits to which Participants may become entitled under an Award, nor change the pre-established measures in goals that have been approved with respect to any Award that is intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder.

6.3. Discretion. Notwithstanding anything in the UIP to the contrary, prior to the settlement of any Award, the Committee may (i) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (ii) with respect to Awards that are not intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder, change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of Stock or amount of cash to be delivered in connection with such Award.

6.4. General Restrictions. Notwithstanding any other provision of the UIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the UIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

6.5. Tax-Withholding. All distributions under an Award are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under an Award on satisfaction of the applicable withholding obligations. To the extent permitted by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the UIP; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) (or any higher withholding amount permitted by applicable regulatory requirements without triggering variable accounting under GAAP).

6.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, subject, in the case of settlement in shares, to the terms of the Stock Plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the UIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.7. Transferability. Except as otherwise provided by the Committee, Awards under the UIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under an Award, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the UIP, as the Committee shall require.

6.9. Agreement with Company. Any Award under the UIP shall be subject to such terms and conditions, not inconsistent with the UIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.10. Action by Company or Subsidiary. Any action required or permitted to be taken under the UIP by the Company or any Subsidiary shall be by resolution of its respective board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the UIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the UIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the UIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the UIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The UIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the UIP, unless such right or claim has specifically accrued under the terms of the UIP. Except as otherwise provided in the UIP, no Award under the UIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.13. Evidence. Evidence required of anyone under the UIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.14. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards, in the manner it deems appropriate, to preserve, but in no event increase, the benefits or potential benefits of the Awards; provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are intended to constitute performance-based compensation to cease to qualify as such under Code Section 162(m) and the regulations thereunder. Actions permitted under the preceding sentence by the Committee may include any adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.

6.15. Governing Law. The UIP will be governed under the internal laws of the state of Wisconsin without regard to principles of conflicts of laws. The state and federal courts located in the state of Wisconsin shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the UIP.

6.16. Severability. If any provision(s) of the UIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the UIP, as the case may require, and the UIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

6.17. Reimbursement of Excess Awards. If the Company’s financial statements or approved performance measures under the UIP are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of Excess Awards paid under the UIP to an Employee (and any other Employee who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the UIP, an “Excess Award” means the positive difference, if any, between (a) the performance-based award paid to an Employee under the UIP and (b) the performance-based award that would have been paid to the Employee, had the award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Employees an additional UIP-related payment should the restated financial statements or performance measures result in a higher performance-based award under the UIP.

SECTION  7

COMMITTEE

7.1. Administration. As provided in subsection 6.2, the authority to control and manage the operation and administration of the UIP shall be vested in the Committee.

7.2. Powers of Committee. The Committee’s administration of the UIP shall be subject to the following:

(a) As provided in subsection 2.1 above, the Committee shall have the authority and discretion to determine those salaried employees who are Eligible Employees and to select from among the Eligible Employees those persons who shall receive Awards.

(b) Subject to the other provisions of the UIP, the Committee shall have the authority and discretion to determine the time or times of receipt and the types of Awards, to establish the terms, conditions, restrictions, and other provisions of Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards. However (and subject at all times to the requirements of Code Section 162(m) and the regulations thereunder as to Awards that are intended to constitute performance-based compensation under that Section), to the extent that the Committee determines that the restrictions imposed by the UIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the UIP, to establish, amend, and rescind any rules and regulations relating to the UIP, to determine the terms and provisions of any Award Agreement made pursuant to the UIP, and to make all other determinations that may be necessary or advisable for the administration of the UIP.

(d) Any interpretation of the UIP by the Committee and any decision made by it under the UIP are final and binding on all persons.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or as would cause UIP Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder to fail to so qualify, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

7.4. Information to be Furnished to Committee. The Company and its Subsidiaries, shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties hereunder. The records of the Company and its Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined by the Company or the Committee to be incorrect. Participants and other persons entitled to benefits under the UIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the UIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Board or the Committee may, at any time, amend or terminate the UIP, and the Board or the Committee may amend any Award; provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), may materially adversely affect the rights of any Participant or beneficiary under any Award granted under the UIP prior to the date such amendment or termination is adopted by the Board or the Committee, and no amendment requiring shareholder approval, including, but not limited to, under Code Section 162(m) and the regulations thereunder may be made without consent of the shareholders of the Company.

Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the Plan not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (ii) the UIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the UIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Cash Incentive Award or Stock Award as described in Section 3.1.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Fair Market Value. The term “Fair Market Value” shall mean, for any given date, the closing price for the Stock, as of such date, as reported by the NASDAQ Stock Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that if the Stock is no longer listed for trading on a national securities exchange, an amount determined in accordance with standards adopted by the Committee on a basis consistently applied.

(e) Stock. The term “Stock” means shares of common stock of the Company.

(f) Stock Plan. The term “Stock Plan” means the Lands’ End, Inc. 2014 Stock Plan, as amended from time to time, or any successor stock pan designated by the Committee as being applicable to this UIP, as adopted by the Board and approved by the shareholders of the Company, that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan).

(g) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

Appendix B

LANDS’ END, INC.

2014 STOCK PLAN

(As Amended and Restated)

B-i

(continued)

B-ii

LANDS’ END, INC.

2014 STOCK PLAN

SECTION 1. BACKGROUND AND PURPOSE

1.1. The Plan. The name of this Plan is the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated). The purpose of this Plan is to promote the interests of the Company and its Subsidiaries through grants to Eligible Individuals of Restricted Stock, Stock Units, Other Stock-Based Awards, Options and Stock Appreciation Rights in order to (1) attract and retain the services of Eligible Individuals, (2) provide an additional incentive to each Eligible Individual to work to increase the value of Stock and (3) provide each Eligible Individual with a stake in the future of the Company which corresponds to the stake of each Company stockholder.

SECTION 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board shall mean the Board of Directors of the Company.

2.2. Change in Control shall mean the occurrence of any of the following events:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (i) the then-outstanding shares of Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subclause (a), the following acquisitions of capital stock of the Company (whether Stock or otherwise) shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any Person which as of the date hereof beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty percent (20%) or more of the Outstanding Common Stock, or (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(c) The consummation of a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock immediately prior to such sale or disposition).

2.3. Code shall mean the Internal Revenue Code of 1986, as amended.

2.4. Committee shall mean the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and each of whom shall be an “outside director” for purposes of Code Section 162(m).

2.5. Company shall mean Lands’ End, Inc., a Delaware corporation, and any successor to such corporation.

2.6. Employee shall mean any individual employed by the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company (or any Subsidiary) as an independent contractor or any employee of an employment or temporary agency or firm, without regard to whether such individual is subsequently determined to have been or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.7. Eligible Individual shall mean an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or a Subsidiary, as determined and designated by the Committee from time to time. An award may be granted to an Eligible Individual, in connection with hiring, retention or otherwise, prior to the date the Employee, Non-Employee Director or service provider first performs service for the Company or the Subsidiaries, provided such award shall not become vested prior to the date the Employee, Non-Employee Director or other service provider first performs such service. Notwithstanding the above, for purposes of ISOs, Eligible Individual shall be limited to an Employee of the Company or a Subsidiary, as determined and designated by the Committee.

2.8. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

2.9. Fair Market Value shall mean, for any given date, the closing price for the Stock, as of such date, as reported by the NASDAQ Stock Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that if the Stock is no longer listed for trading on a national securities exchange, an amount determined in accordance with standards adopted by the Committee on a basis consistently applied.

2.10. ISO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.11. NQO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.12. Non-Employee Director shall mean a member of the Board who is not an Employee of the Company or a Subsidiary.

2.13. Option shall mean an ISO or a NQO.

2.14. Option Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of an Option granted to an Eligible Individual under this Plan.

2.15. Option Price shall mean the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan and which is no less than the Fair Market Value of a share of Stock on the date the Option is granted.

2.16. Other Stock-Based Award shall mean a grant under Section 7 to an Eligible Individual of Stock or other type of equity-based or equity-related award not otherwise described by the terms of this Plan, including without limitation, the grant or offer for sale of unrestricted Stock or the grant of Stock in settlement of an award under the Lands’ End, Inc. Umbrella Incentive Program, as amended and restated from time to time, and any incentive program thereunder, in such amounts and subject to such terms and conditions, as the Committee shall determine.

2.17. Performance Period shall mean the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of SARs, Options, Restricted Stock, Stock Units or Other Stock-Based Awards has been earned.

2.18. Plan shall mean this Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated), as amended from time to time.

2.19. Restricted Stock shall mean Stock granted to an Eligible Individual pursuant to Section 7.

2.20. SAR Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of a SAR granted to an Eligible Individual under this Plan.

2.21. SAR Share Value shall mean the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.22. Stock shall mean the common stock of the Company, par value $0.01 per share.

2.23. Stock Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of a Restricted Stock, Stock Unit or Other Stock-Based Award grant to an Eligible Individual under this Plan.

2.24. Stock Appreciation Right or SAR shall mean a right which is granted pursuant to the terms of Section 8 to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.25. Stock Unit shall mean a right granted to an Eligible Individual pursuant to Section 7 to receive a payment in cash or shares based on the Fair Market Value of the number of shares of Stock described in such grant.

2.26. Subsidiary shall mean any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

SECTION 3. SHARES RESERVED UNDER PLAN

3.1. Shares. There shall be reserved for issuance under this Plan 1,000,000 shares of Stock; which limit also shall be the maximum number of shares that may be issued pursuant to ISOs under Section  8.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Shares of Stock covered by an award under the Plan shall only be counted as used to the extent they are actually issued. Furthermore, any shares of Stock issued pursuant to a Restricted Stock or Other Stock-Based Award grant which are forfeited or cancelled thereafter shall again become available for issuance under this Plan. The net number of shares of Stock issued under a Stock Unit or Other Stock-Based Award, if applicable, shall not again become available under Section 3.1 for issuance under this Plan. If a Stock Unit or Other Stock-Based Award is forfeited or settled in cash, the related shares of Stock shall again become available for issuance under this Plan. The net number of shares of Stock issued under an Option or SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan. If an Option or SAR is forfeited or settled in cash, if applicable, the related shares of Stock shall again become available for issuance under this Plan. Any shares of Stock which are (a) tendered to, or withheld by, the Company to pay the Option Price of an Option, (b) tendered to, or withheld by, the Company in satisfaction of any condition to a grant of Restricted Stock or Other Stock-Based Award, or (c) used to satisfy a withholding obligation under Section 14.4, shall again become available under Section 3.1 for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4. Substitute Awards. Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to a substitute award granted under this Section 3.4, as described above, to the extent permitted by applicable law and exchange rules, such shares of Stock will not count against the maximum number of shares of Stock reserved for issuance under the Plan, as set forth in Section 3.1.

SECTION 4. EFFECTIVE DATE

Subject to the stockholders of the Company (acting at a duly called meeting of such stockholders) approving the adoption of this Plan: (a) this Plan initially became effective on the Effective Time as defined in the Separation and Distribution Agreement by and between Sears Holdings Corporation and the Company and (b) the Plan (As Amended and Restated) was adopted by the Committee on April 9, 2015.

SECTION 5. PLAN ADMINISTRATION

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Stock, Option, or SAR Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding award at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more officers of the Company or members of the Board, including without limitation the authority to approve grants to Eligible Individuals other than any of the Company’s officers and Non-employee Directors. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). In addition, the Committee may delegate to one or more of its members, officers of the Company or agents or advisors such administrative duties or powers as it may deem advisable. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including Employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action.

SECTION 6. ELIGIBILITY

Eligible Individuals shall be eligible for the grant of awards under this Plan.

SECTION 7. RESTRICTED STOCK, STOCK UNITS AND OTHER STOCK-BASED AWARDS

7.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock, Stock Units and Other Stock-Based Awards to Eligible Individuals from time to time.

(b) Limitations:

(1) Other than Non-Employee Directors. Except as provided herein and subject to subsection (b)(2) immediately below, no Restricted Stock, Stock Unit or Other Stock-Based Award grants in any combination may be made to an Eligible Individual in any calendar year with respect to more than 250,000 shares of Stock. Each grant of Restricted Stock, Stock Units and Other Stock-Based Awards shall be evidenced by a Stock Agreement. Notwithstanding the foregoing, separate and in addition to the above limit, no more than 250,000 shares of Stock may be awarded to any Eligible Individual in any calendar year with respect to Stock that is granted in settlement of an award under the Lands’ End, Inc. Umbrella Incentive Program (or any incentive program established thereunder).

(2) Non-Employee Directors. Notwithstanding subsection (b)(1) immediately above, no Restricted Stock, Stock Unit and Other Stock-Based Award grants in any combination may be made to a Non-Employee Director in any calendar year with respect to more than $250,000 in aggregate value at grant date(s), but determined without regard to any director’s fees that a director voluntarily elects to have paid in Stock instead of cash. Each grant of Restricted Stock, Stock Units and Other Stock-Based Awards to a Non-Employee Director shall be evidenced by a Stock Agreement.

7.2. Forfeiture Conditions. The Committee may make a Restricted Stock, Stock Unit or Other Stock-Based Award grant subject to one or more employment, performance or other forfeiture conditions which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. Any Restricted Stock or Other Stock-Based Award issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any physical stock certificate is issued in respect of Restricted Stock or Other Stock-Based Award granted under the Plan, such certificates shall be registered in the name of the Eligible Individual, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award, and shall be held by the Company as escrow agent until the restrictions on such award have lapsed.

7.3. Rights Under Awards.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock or Other Stock-Based Award grant shall state whether the Eligible Individual shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock or Other Stock-Based Award are issued to him or her and before the first day that the Eligible Individual’s interest in such Stock is forfeited. If such a Stock Agreement provides that an Eligible Individual has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Individual will be eligible to receive one, or more than one, payment in the future to compensate the Eligible Individual for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock or Other Stock-Based Award when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets no later than the 15th day of the third month following the later of the taxable year of the Eligible Individual or the Company when such payments are no longer subject to a substantial risk of forfeiture under Code Section 409A to avoid treatment of the dividend as deferred compensation subject to Code Section 409A (the “409A Short-Term Deferral Period”), and the Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant before the end of the corresponding 409A Short-Term Deferral Period. Notwithstanding any provision contained in this paragraph (a) to the contrary, in no event shall dividends, if any, relating to Stock corresponding to a performance-based award subject to Code Section 162(m) be payable prior to the payment, if any, of such performance-based award.

(b) Stock and Other Dividends. Unless otherwise provided in the related Stock Agreement, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on a share of Restricted Stock or Other Stock-Based Award, such Stock dividend shall be treated as part of the grant of the related Restricted Stock or Other Stock-Based Award, and an Eligible Individual’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the award corresponding to the Stock dividend was paid is forfeited or becomes non-forfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant. If a dividend is paid on a share of Restricted Stock or Other Stock-Based Award or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock or Other Stock-Based Award grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with the terms of the related Stock Agreement or such rules as the Committee shall adopt with respect to each such dividend.

(c) Voting Rights. An Eligible Individual shall have the right to vote shares of Restricted Stock or Other Stock-Based Award unless otherwise provided in the related Stock Agreement. An Eligible Individual receiving a Stock Unit grant shall not possess any voting rights with respect to such Stock Units.

(d) Effect of Termination. In the discretion of the Committee, a Stock Agreement may provide for vesting, payment, or other applicable terms after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(e) Nontransferability. No Restricted Stock or Other Stock-Based Award grant and no shares issued pursuant to a Restricted Stock or Other Stock-Based Award grant shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution before an Eligible Individual’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution, except as otherwise provided in the related Stock Agreement.

(f) Creditor Status. An Eligible Individual to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of the Company with respect to any payment due under such grant.

7.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock or Other Stock-Based Award at such time as an Eligible Individual’s interest in such Stock becomes nonforfeitable under this Plan and the terms of the related Stock Agreement. Upon vesting of a Stock Unit, the Eligible Individual shall receive payment in cash or Stock in accordance with the terms of the related Stock Agreement.

SECTION 8. OPTIONS AND SARs

8.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to purchase shares of Stock to Eligible Individuals from time to time, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions, including without limitation any performance-based vesting conditions or forfeiture provisions, of such grant, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

8.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Eligible Individual under this Plan and incentive stock options granted to such Eligible Individual under any other stock option plan adopted by the Company or a Subsidiary which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 8.2 in accordance with Code Section 422(d).

8.3. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option in accordance with the terms of the Plan. Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option including: (a) lowering the Option Price after it is granted, (b) canceling an Option when the Option Price per share exceeds the Fair Market Value of a share of Stock in exchange for cash or another award (other than in connection with a Change in Control) or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the Eligible Individual ceases to be employed or provide services to the Company or a Subsidiary for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.4. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 8.4 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written (or electronic) notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Eligible Individual for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee;

(4) through a net exercise feature, whereby the Company withholds shares to cover the payment of the Option Price and any related tax withholding obligation; or

(5) in any combination of the methods described in this Section 8.4(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

8.5. SARs.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Eligible Individual a SAR which will give the Eligible Individual the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including without limitation any performance-based vesting conditions or forfeiture provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR including: (a) lowering the SAR Share Value after it is granted, (b) canceling a SAR when the SAR Share Value exceeds the Fair Market Value of a share of Stock in exchange for cash or another award (other than in connection with a Change in Control) or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

(b) Procedure. The exercise of a SAR shall be effected by the delivery of the related SAR Agreement to the Committee together with a statement signed by the Eligible Individual which specifies the number of shares of Stock as to which the Eligible Individual exercises his or her SAR.

(c) Payment. An Eligible Individual who exercises his or her SAR will receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount to the product of (i) the number of shares of Stock with respect to which the SAR is exercised multiplied by (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the applicable SAR Share Value. The Committee acting in its absolute discretion shall determine the form of such payment. Any cash payment shall be made from the Company’s general assets, and an Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payment.

(d) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.6. Non-transferability. Except to the extent the Committee deems permissible and consistent with the best interests of the Company, no Option or SAR shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) of an Option or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option or SAR granted under this Plan shall be exercisable during an Eligible Individual’s lifetime, as the case may be, only by (subject to the first sentence in this Section 8.6) the Eligible Individual, provided that in the event an Eligible Individual is incapacitated and unable to exercise such Eligible Individual’s Option or SAR, such Eligible Individual’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances presented to the Committee may exercise such Eligible Individual’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option or SAR Agreement. The person or persons to whom an Option or SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 8.6) thereafter shall be treated as the Eligible Individual under this Plan.

8.7. Share Limitations.

(a) Other than Non-Employee Directors. Subject to subsection (b) immediately below, an Eligible Individual may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 500,000 shares of Stock.

(b) Non-Employee Directors. Notwithstanding subsection (a) immediately above, a Non-Employee Director may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than $250,000 in aggregate value at grant date(s), based on the accounting value as recognized by the Company.

SECTION 9. PERFORMANCE-BASED AWARDS

9.1. Establishment of Performance Goals. If, at the time of grant, the Committee intends an award to qualify as “performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish in writing, objective performance goals for the applicable Performance Period no later than ninety

(90) days after the Performance Period begins (but in no event after twenty-five percent (25%) of the Performance Period has elapsed), and while the outcome as to the performance goals is substantially uncertain. Such performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the criteria described in Section  9.2.

9.2. Performance Measures. A performance goal may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index. For the avoidance of doubt, any performance measures that are financial metrics will be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or will be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP; provided, however, that the Committee may elect to use other standards for performance goals that are not intended to meet the requirements of performance-based compensation under Code Section 162(m).

9.3. Certification of Performance. A Participant otherwise entitled to receive an award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any Performance Period shall not receive a settlement of the award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to such award.

9.4. Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with Section 9.1, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) extraordinary, unusual, and/or infrequently incurring items of gain or loss; (d) gains or losses on acquisitions or divestitures or store closings; (e) domestic pension expenses; (f) noncapital, purchase accounting items; (g) changes in tax or accounting principles, regulations or laws; (h) mergers or acquisitions; (i) integration costs disclosed as merger related; (j) accruals for reorganization or restructuring programs; (k) investment income or loss; (l) foreign exchange gains and losses; and (m) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

SECTION  10. SECURITIES REGISTRATION

For Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Eligible Individual under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Eligible Individual; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Eligible Individual.

SECTION 11. LIFE OF PLAN

No award shall be granted under this Plan on or after the earlier of: (a) the tenth (10th) anniversary of the date the Company adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Options and SARs have been exercised in full or no longer are exercisable and all Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or (b) the date on which all of the Stock reserved under Section 3 has been issued or is no longer available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 12. ADJUSTMENT

12.1. Corporate Transactions. The Committee shall make equitable adjustments to reflect any corporate transaction, which may include (a) adjusting the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the grant limitations described in Section 7.1(b) and Section 8.7, the number, kind or class (or any combination thereof) of shares of Stock subject to Options and SARs granted under this Plan and the applicable Option Price and SAR Share Value as well as the number, kind or class of shares of Stock subject to Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Committee determines to be equitable. For purposes of this paragraph a corporate transaction includes without limitation any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A or cause the Option or SAR to fail to be exempt from Code Section 409A.

12.2. General. If any adjustment under this Section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any grant shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons.

12.3. Change in Control.

(a) Upon the occurrence of a Change in Control, except to the extent specified in an Stock Agreement, any non-vested portion of an Eligible Individual’s award shall fully vest in the event of either

(i) the failure by the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control, or to substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock or other consideration of equivalent value as of the effective date of the Change in Control; or

(ii) the Eligible Individual’s termination of employment within eighteen (18) months following a Change in Control on account of a termination by the Company (or any Acquiror) for any reason other than Cause or on account of an Eligible Individual’s resignation for Good Reason.

(b) For purposes of Section 12.3(a):

(i) “Cause” means (i) a material breach by the Eligible Individual (other than a breach resulting from the Eligible Individual’s incapacity due to a Disability) of the Eligible Individual’s duties and responsibilities which breach is demonstrably willful and deliberate on the Eligible Individual’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written (or electronic) notice from the Company specifying such breach; (ii) the commission by the Eligible Individual of a felony; or (iii) dishonesty or willful misconduct in connection with the Eligible Individual’s employment.

(ii) “Good Reason” shall mean, without the Eligible Individual’s written (or electronic) consent, (i) a reduction of more than ten percent (10%) in the sum of the Eligible Individual’s annual base salary and target bonus under Company’s Annual Incentive Plan; (ii) the Eligible Individual’s mandatory relocation to an office more than fifty (50) miles from the primary location at which the Eligible Individual was previously required to perform his or her duties; or (iii) any other action or inaction that constitutes a material breach of the terms of this Agreement, including failure of a successor company to assume or fulfill the obligations under this Agreement, provided that the Company shall have failed to remedy any Good Reason event within sixty (60) days of the Eligible Individual’s providing notice to the Company of the Good Reason event.

Notwithstanding the foregoing, with respect to any Eligible Individual who is party to an executive severance agreement or other employment agreement with the Company as of the date of his or her termination of employment (an “ESA”), “Cause” and “Good Reason” as used in Section 12.3(a) shall have the same meaning as those terms are defined in the Eligible Individual’s ESA.

(c) Excess Parachute Payment Limitations. Notwithstanding any provision of the Plan or a Stock Agreement to the contrary for awards issued on or after April 9, 2015, if any portion of any payment or benefit under this Plan, either individually or in conjunction with any payment or benefit under any other plan, agreement or arrangement with the Company (all such payments and benefits are collectively referred to as, the “Total Payments”), would constitute an “excess parachute payment” within the meaning of Code Section 280G, that is subject to the excise tax imposed by Code Section 4999, then such payments or benefits made hereunder to the Participant shall be reduced, such that the value of the Total Payments that the Participant is entitled to receive shall be $1 less than the maximum amount which the Participant may receive without becoming subject to the excise tax under Section 4999; provided, however, that such reduction shall only apply if it results in the Participant receiving a greater amount on an after-tax basis that he or she would receive absent such reduction. For purposes of this Section 12.3(c), the determination of whichever amount is greater on an after-tax basis shall be (i) based on maximum federal, state and local income and employment tax rates and the tax that would be imposed on the Participant pursuant to Code Section 4999 and (ii) made at Company expense by an independent accountants selected by the Company and the Participant (which may be the Company’s income tax return preparers if Participant so agrees), and such determination shall be final and binding on both the Participant and the Company.

SECTION 13. AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of stockholders of the Company, no amendment or modification to the Plan may: (a) materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of any exchange or (b) modify the prohibition on repricing an Option or SAR as set forth in Sections 8.3 and 8.5, respectively. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any vested and outstanding award on the date of such amendment, modification, suspension or termination, without the written (or electronic) consent of the affected grantee. Notwithstanding the foregoing, no Eligible Individual consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to awards under this Plan prior to the date of such suspension or termination.

SECTION 14. MISCELLANEOUS

14.1. Stockholder Rights. No Eligible Individual shall have any rights as a stockholder of the Company as a result of the grant of an Option or SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of any Stock subject to such Option or SAR to such Eligible Individual. Except as otherwise provided in this Plan, an Eligible Individual’s rights as a stockholder in the shares of Stock related to a Restricted Stock or Other Stock-Based Award grant shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Contract for Services. The grant of an award to an Eligible Individual under this Plan shall not constitute a contract of employment or contract for the performance of services or an agreement to continue his or her status as an Eligible Individual and shall not confer on an Eligible Individual any rights in addition to those rights, if any, expressly set forth in any Stock, Option or SAR Agreement.

14.3. Coordination with Corporate Policies. Shares of Stock and cash acquired by an Eligible Individual under this Plan shall be subject to share retention, forfeiture, and clawback policies established by the Company in accordance with the terms of such policies.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock, Stock Unit or Other Stock-Based Award grant shall constitute an Eligible Individual’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum tax withholding requirements, if any, which the Committee acting in its discretion deems applicable. Subject to applicable law, the Committee, in its discretion, shall have the right to condition the delivery of any shares of Stock (or other benefit) under the Plan on the satisfaction of an Eligible Individual’s applicable withholding obligation and shall have the right to satisfy such tax withholding requirements, if any: (a) through cash payment by the Eligible Individual; (b) with the Committee’s consent, through the surrender of shares of Stock which the Eligible Individual already owns (provided, however, that to the extent shares of Stock described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this subsection (b) shall be limited to shares of Stock held by the Eligible Individual for not less than six (6) months prior to the payment date); or (c) through the surrender of shares of Stock to which the Eligible Individual is otherwise entitled under the Plan; provided, however, that such shares of Stock under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) (or any higher withholding amount permitted by applicable regulatory requirements without triggering variable accounting under GAAP).

14.5. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6. Requirements of Law. The granting of awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7. Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. Such foregoing right of indemnification shall not apply in circumstances involving such person’s bad faith or willful misconduct. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.8. Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.9. Governing Law. This Plan shall be governed under the internal laws of the state of Wisconsin without regard to principles of conflicts of laws, to the extent not superseded by federal law. The state and federal courts located in the state of Wisconsin shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the Plan.

14.10. Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.11. Conflicts. In the event of a conflict between the terms of this Plan and any Stock, Option or SAR Agreement, the terms of the Plan shall prevail.

14.12. Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.13. Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock, Stock Units or Other Stock-Based Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section  409A.

14.14. Employees in Foreign Jurisdictions. Notwithstanding any provision of this Plan to the contrary, in order to achieve the purposes of this Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Individuals (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any awards made to such Eligible Individuals, and (iii) establish sub-plans and other award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of awards granted under this Plan.

14.1. Reimbursement of Excess Awards. If the Company’s financial statements or approved performance measures under the Plan are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of Excess Awards paid under the Plan to an Employee (and any other Employee who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the Plan, an “Excess Award” means the positive difference, if any, between (a) the performance-based award paid to an Employee under the Plan and (b) the performance-based award that would have been paid to the Employee, had the award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Employees an additional Plan-related payment should the restated financial statements or performance measures result in a higher performance-based award under the Plan.

LANDS' END

Meeting Admission: Advance Registration
We strongly urge you to obtain an admission ticket by registering no later than May 29, 2015, as described in more detail in the Proxy Statement. Click the "shareholder meeting registration" link at www.proxyvote.com to register.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87610-P63290

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDS' END, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Robert Galvin
02) Elizabeth Darst Leykum
03) Josephine Linden
04) Federica Marchionni
05) John T. McClain
06) Jignesh Patel
07) Jonah Staw

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
2. Advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR a frequency of one year:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote OR the following:

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

LANDS' END, INC.

ADMISSION TICKET

If you have not registered and printed your admission ticket at www.proxyvote.com, you may present this admission ticket in order to gain admittance to the 2015 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you must bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

DIRECTIONS TO THE 2015 ANNUAL MEETING

Of STOCKHOLDERS Of LANDS' END, INC.

Directions from Madison, Wisconsin:

Take **I-90 W** toward Rockford. Merge onto **US-12 W/US-18** W/W Beltline Hwy W via **EXIT 142A** on the left toward Madison. Take the **US-18/uS-151** exit, **EXIT 258**, Dodgeville. Take the 1st left onto **US-18 W/US-151** S/Verona Rd. Merge onto **US-18** W/Dodgeville Expressway via **EXIT 47** toward Dodgeville/Prairie du Chien. Pass through 1 roundabout. Turn right on **HWY-23**, then left on King St/County **Hwy-YZ**. Take the 1st right onto Lands' End Lane.

Directions from Chicago, Illinois:

From **US -18 W/ US -151** S/Verona Rd. Merge onto **US -18** W/Dodgeville Expressway via **EXIT 47** toward Dodgeville/Prairie du Chien. Pass through 1 roundabout. Turn right on **HWY-23**, then left on King St/County **Hwy-YZ**. Take the 1st right onto Lands' End Lane.

Lands' End
Parking
5A
5
6
2
3
1
Parking
Parking
Parking
HWY 23
N

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M87611-P63209

Lands' End, Inc.
This Proxy is Solicited on Behalf of the Board of Directors of Lands' End, Inc.
June 5, 2015

The undersigned, revoking any proxy previously given, hereby appoint(s) Bernard L. McCracken, Michael P. Rosera and Dorian R. Williams, all of whom are officers of Lands' End, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of Lands' End, Inc. to be held on June 5, 2015 and at any adjournment or postponement of the Annual Meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. **If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees for election to the Board of Directors, FOR proposal 2, FOR proposal 3 (frequency of one year), FOR proposal 4, FOR proposal 5, and FOR proposal 6.**

SEE REVERSE SIDE